Exhibit 99.2
                                                                   ------------


              OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT

                           AMERICAN LAWYER MEDIA, INC.

                           Offer to Purchase for Cash
         Any and All of its $175,000,000 Outstanding Principal Amount of
                   9 3/4% Senior Notes Due 2007 (the "Notes")
                            (CUSIP Number 027126AC5)
                           (ISIN Number US027126AC57)
                                       and
                          Solicitation of Consents for
                  Proposed Amendments to the Related Indenture

         American Lawyer Media, Inc., a Delaware corporation (the "Company"), hereby offers to purchase for cash any and all of the outstanding Notes from each holder thereof (each, a "Holder" and collectively, the "Holders") upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (as it may be amended or supplemented from time to time, the "Statement") and in the accompanying Consent and Letter of Transmittal (as it may be amended from time to time, the "Consent and Letter of Transmittal"). The offer on the terms set forth in this Statement and the Consent and Letter of Transmittal is referred to herein as the "Offer." In conjunction with the Offer, the Company hereby solicits (the "Solicitation") consents (the "Consents") of registered Holders of Notes to certain proposed amendments to the indenture (the "Indenture") dated as of December 22, 1997, among the Company, the Guarantors (as defined therein) and The Bank of New York, as trustee (the "Trustee"), as amended or supplemented, pursuant to which an aggregate principal amount of $175 million of Notes were originally issued.

--------------------------------------------------------------------------------
THE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2005, UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). THE OFFER MAY BE EXTENDED AT ANY TIME AND FROM TIME TO TIME, INCLUDING ON A DAILY BASIS. HOLDERS OF NOTES WHO DESIRE TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW) AND THE TENDER OFFER CONSIDERATION (AS DEFINED BELOW) WITH RESPECT TO THE NOTES MUST BOTH VALIDLY CONSENT TO THE PROPOSED AMENDMENTS AND TENDER THEIR NOTES PURSUANT TO THE OFFER AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON FEBRUARY 11, 2005, UNLESS EXTENDED BY THE COMPANY (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "CONSENT DATE"). TENDERED NOTES MAY BE WITHDRAWN AND CONSENTS MAY BE REVOKED AT ANY TIME ON OR PRIOR TO THE CONSENT DATE BUT NOT THEREAFTER. HOLDERS WHO TENDER THEIR NOTES AND DELIVER THEIR CONSENTS AFTER THE CONSENT DATE WILL RECEIVE ONLY THE TENDER OFFER CONSIDERATION AND MAY NOT WITHDRAW THEIR NOTES OR REVOKE THEIR CONSENTS. HOLDERS WHO DESIRE TO TENDER THEIR NOTES MUST CONSENT TO THE PROPOSED AMENDMENTS AND HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING THE RELATED NOTES.
--------------------------------------------------------------------------------


                                   Principal Amount     CUSIP      Tender Offer       Consent          Total
Title of Security                   Outstanding         Number    Consideration*      Payment     Consideration*
-----------------                   -----------         ------    --------------      -------     --------------
9 3/4% Senior Notes Due 2007.......  $175,000,000     027126AC5       $998.75         $20.00         $1,018.75


_________________
* For each $1,000 principal amount of Notes, excluding accrued and unpaid interest, which will be paid in addition to the Tender Offer Consideration or Total Consideration, as applicable.

         The Dealer Managers for the Offer and the Solicitation Agents
                           for the Solicitation are:

        CREDIT  | FIRST
        SUISSE  | BOSTON                                       UBS

    [LOGO GRAPHIC OMITTED]                          [LOGO GRAPHIC OMITTED]


January 31, 2005

         The Offer and the Solicitation are being conducted in connection with, and as part of, the Refinancing Transactions (as defined below). The primary purpose of the Offer is to acquire all of the Notes. The primary purposes of the Solicitation are to obtain Consents in order to (x) eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the Indenture so that any non-tendered Notes do not restrict the future financial and operating flexibility of the Company and (y) release the guarantees of the obligations of the Company under the Notes. See Item 1, "Purpose of the Offer and the Solicitation."

         THIS STATEMENT AND THE ACCOMPANYING CONSENT AND LETTER OF TRANSMITTAL CONTAIN OR INCORPORATE BY REFERENCE IMPORTANT INFORMATION THAT SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE SOLICITATION.

         The consideration for each $1,000 principal amount of Notes tendered and accepted for payment under the Offer shall be $1,018.75 per $1,000 principal amount of Notes (the "Total Consideration"), minus $20.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below (the Total Consideration minus such Consent Payment, being referred to as the "Tender Offer Consideration"), payable on the date that the Notes are accepted for payment under the Offer (the "Payment Date"). In addition, Holders who validly tender and do not validly withdraw their Notes in the Offer will also be paid accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Payment Date. NO TENDERS WILL BE VALID IF SUBMITTED AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

         Subject to the terms and conditions set out in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay to each Holder who validly tenders Notes and thereby delivers Consents on or prior to the Consent Date an amount in cash equal to $20.00 per $1,000 principal amount of Notes (the "Consent Payment"), with such payment to be made on the Payment Date if and only if that Holder's Notes are accepted for payment under the terms of the Offer. Adoption of the proposed amendments to the Indenture requires, in the case of the proposed amendments other than those relating to the change of control covenant (the "Majority Amendments"), the Consents of the Holders of at least a majority of the then aggregate outstanding principal amount of Notes held by any person other than the Company and its affiliates (the "Majority Requisite Consents") and, in the case of the proposed amendments relating to the change of control covenant (the "Change of Control Amendments" and, together with the Majority Amendments, the "Proposed Amendments"), the Consents of the Holders of at least 662/3% of the then aggregate outstanding principal amount of Notes held by any person other than the Company and its affiliates (the "Change of Control Requisite Consents" and, together with the Majority Requisite Consents, the "Requisite Consents"). See Item 4, "Proposed Amendments." The Proposed Amendments to the Indenture are being presented as one proposal. Consequently, the delivery of a Consent by a Holder of Notes will constitute a consent to all of the Proposed Amendments to the Indenture. Accordingly, a Consent purporting to consent to only some of the Proposed Amendments with respect to the Notes will not be valid.

         If either of the Proposed Amendments to the Indenture is adopted and the Offer is consummated, the Notes that are not tendered, or that are not accepted for purchase pursuant to such Offer, will remain outstanding, but will be subject to the terms of the Indenture as modified by the Supplemental Indenture (as defined below) described under Item 4, "Proposed Amendments."
If the Requisite Consents to the Notes are received and a Holder of the Notes does not properly tender Notes pursuant to the Offer or such Notes are withdrawn and not properly retendered, the applicable Proposed Amendments will be effective as to such Holder's Notes that are not purchased pursuant to the Offer. ADOPTION OF THE PROPOSED AMENDMENTS TO THE INDENTURE, OR THE COMPANY EFFECTING A COVENANT DEFEASANCE, MAY HAVE ADVERSE CONSEQUENCES FOR
ANY HOLDER WHO DOES NOT VALIDLY TENDER NOTES PURSUANT TO THE OFFER. As a result of the adoption of the Proposed Amendments, or the Company effecting a covenant defeasance, Holders of outstanding Notes will no longer be entitled to the benefit of substantially all of the restrictive and reporting covenants, certain events of default, the guarantees of the obligations of the Company under the Notes and certain other provisions presently contained in the Indenture. In addition, the trading market for any Notes not properly tendered pursuant to the Offer is likely to be significantly more limited in the future if the Offer is consummated. See Item 3, "Certain Significant Considerations," and Item 4, "Proposed Amendments."

         Promptly following receipt of sufficient Consents to effectuate the Majority Amendments and, if applicable, the Change of Control Amendment, the Company, the Guarantors and the Trustee under the Indenture intend to execute a supplemental indenture (the "Supplemental Indenture") to the Indenture providing for the Majority Amendments and, if applicable, the Change of Control Amendments, as described in Exhibit A. Although the Supplemental Indenture will be executed as promptly as practicable after receipt of the relevant Requisite Consents, any Proposed Amendments to the Indenture contained therein will not become operative unless and until the Notes issued under such Indenture are accepted for purchase by the Company pursuant to the Offer, which is expected to occur promptly after the Expiration Date (the "Acceptance Date"). If the Offer is terminated or withdrawn, in whole or in part, or the Notes are not accepted for purchase for any reason, the existing Indenture will remain in effect in its present form and the Supplemental Indenture will not become operative.

         If Notes are accepted for purchase pursuant to the Offer, Holders of Notes who validly consent to the Proposed Amendments pursuant to the terms of the Solicitation and tender such Notes pursuant to the Offer on or prior to the Consent Date and do not revoke such Consents or withdraw such tenders on or prior to the Consent Date will receive the Total Consideration with respect to the Notes, which is equal to the Tender Offer Consideration plus the Consent Payment, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Payment Date. If Notes are accepted for purchase pursuant to the Offer, Holders of Notes who validly tender their Notes after the Consent Date will only receive the Tender Offer Consideration, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Payment Date, and will not receive the Consent Payment.

         For a revocation of a Consent to be valid, such revocation must comply with the procedures set forth in Item 7, "Withdrawal of Tenders and Revocation of Consents." Any valid revocation of Consents will be deemed a withdrawal of the related Notes previously tendered pursuant to the Offer. If, prior to the Consent Date, the Solicitation is amended in a manner determined by the Company, in its sole discretion and subject to applicable securities laws, to constitute a material adverse change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Offer or the Solicitation for a period deemed by the Company to be adequate to permit Holders to withdraw their Notes and revoke their Consents. If the consideration to be paid in the Offer with respect to the Notes is increased or decreased or the principal amount of Notes subject to the Offer is decreased, the Offer will remain open at least ten business days from the date the Company first gives notice to Holders, by public announcement or otherwise, of such increase or decrease. In addition, the Company may, if it deems appropriate, extend the Consent Date of the Notes for any other reason. See Item 7, "Withdrawal of Tenders and Revocation of Consents."

         HOLDERS WHO TENDER NOTES PURSUANT TO THE OFFER ARE OBLIGATED TO CONSENT TO THE PROPOSED AMENDMENTS TO THE NOTES WITH RESPECT TO THE ENTIRE PRINCIPAL AMOUNT OF NOTES TENDERED BY SUCH HOLDERS. HOLDERS MAY NOT DELIVER CONSENTS IN THE SOLICITATION WITHOUT TENDERING THE RELATED NOTES IN THE OFFER AND MAY NOT REVOKE SUCH CONSENTS WITHOUT WITHDRAWING THE PREVIOUSLY TENDERED NOTES TO WHICH SUCH CONSENTS RELATE. NOTES TENDERED AND CONSENTS DELIVERED ON OR PRIOR TO THE CONSENT DATE MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE CONSENT DATE. HOLDERS WHO TENDER THEIR NOTES AND DELIVER THEIR CONSENTS AFTER THE CONSENT DATE WILL RECEIVE ONLY THE TENDER OFFER CONSIDERATION. FOLLOWING THE CONSENT DATE, NOTES, WHETHER TENDERED PRIOR TO OR AFTER THE CONSENT DATE, MAY NO LONGER BE VALIDLY WITHDRAWN AND THE RELATED CONSENTS MAY NOT BE REVOKED, UNLESS THE OFFER IS TERMINATED OR THE COMPANY IS OTHERWISE REQUIRED BY LAW TO PERMIT WITHDRAWAL.

         Upon the terms and subject to the conditions of the Offer and the Solicitation (including, if the Offer or the Solicitation is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will (i) purchase Notes validly tendered (and not validly withdrawn) on or prior to the Expiration Date pursuant to the Offer and (ii) pay for all Consents validly delivered (and not validly revoked) on or prior to the Consent Date pursuant to the Solicitation, in each case, on the Acceptance Date.

         NOTWITHSTANDING ANY OTHER PROVISION OF THE OFFER AND THE SOLICITATION, THE COMPANY'S OBLIGATION TO ACCEPT FOR PURCHASE, AND TO PAY FOR, NOTES VALIDLY TENDERED PURSUANT TO THE OFFER AND THE COMPANY'S OBLIGATION TO MAKE CONSENT PAYMENTS FOR CONSENTS VALIDLY DELIVERED ON OR PRIOR TO THE CONSENT DATE PURSUANT TO THE SOLICITATION IS CONDITIONED UPON SATISFACTION OR WAIVER OF THE REFINANCING TRANSACTIONS CONDITION, THE SUPPLEMENTAL INDENTURE CONDITION AND THE GENERAL CONDITIONS (EACH AS DEFINED BELOW). SUBJECT TO APPLICABLE SECURITIES LAWS, THE COMPANY, IN ITS SOLE DISCRETION, MAY TERMINATE THE OFFER OR WAIVE ANY OF THE CONDITIONS OF THE OFFER OR THE SOLICITATION IN WHOLE OR IN PART, AT ANY TIME OR FROM TIME TO TIME. For example, if at least a majority of the then outstanding aggregate principal amount of the Notes, but less than 662/3% of the then aggregate outstanding principal amount of the Notes, consent to the Proposed Amendments, the Company may waive the condition that it receive the Change of Control Requisite Consents. In such case, the Supplemental Indenture would contain the Majority Amendments but not the Change of Control Amendments. Similarly, if less than a majority of the then outstanding aggregate principal amount of the Notes consent to the Proposed Amendments, the Company may waive the condition requiring the receipt of both the Majority Requisite Consents and the Change of Control Requisite Consents and consummate the Offer. In such case, the Supplemental Indenture would not be executed and the Indenture would remain in effect in its current form, with respect to any untendered Notes. If the Company waives one or more of the conditions at any time at or after the Consent Date, the Company will not be obligated to extend withdrawal rights, except as required by law. SEE ITEM 8, "CONDITIONS TO THE OFFER AND SOLICITATION."

         IN THE EVENT THAT THE OFFER AND THE SOLICITATION WITH RESPECT TO THE NOTES ARE WITHDRAWN OR OTHERWISE NOT COMPLETED, THE TENDER OFFER CONSIDERATION AND THE CONSENT PAYMENT WILL NOT BE PAID OR BECOME PAYABLE TO HOLDERS OF NOTES WHO HAVE VALIDLY TENDERED THEIR NOTES AND DELIVERED CONSENTS IN CONNECTION WITH THE OFFER AND THE SOLICITATION. IN ANY SUCH EVENT, NOTES PREVIOUSLY TENDERED PURSUANT TO THE OFFER WILL BE PROMPTLY RETURNED TO THE TENDERING HOLDER, AND THE PROPOSED AMENDMENTS TO THE INDENTURE WILL NOT BECOME OPERATIVE.

         The Notes are currently redeemable and the Indenture permits the Company to effect, subject to certain conditions, a covenant defeasance with respect to the Notes. Following the Expiration Date and subject to the receipt or waiver of the Requisite Consents, satisfaction of, or, where applicable, waiver of the Refinancing Transactions Condition and the satisfaction of, or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Offer, in accordance with the terms and conditions of the Indenture. Similarly, if the Company waives the Requisite Consents, the Company may effect a covenant defeasance with respect to such Notes by depositing the redemption monies in trust with the Trustee. Pursuant to the terms of the Indenture, the redemption price for the Notes is $1,016.25 per $1,000 principal amount of Notes, plus accrued and unpaid interest to the date of redemption. This Offer does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Indenture.

         The Company currently intends to enter into a new senior secured credit facility (the "New Credit Facility") concurrently with the Payment Date, which the Company expects to be for an aggregate of approximately $344.5 million, of which approximately $196 million is expected to be a first priority senior secured term loan facility, $70 million is expected to be a first priority senior secured revolving loan facility and $78.5 million is expected to be a second priority senior secured term loan facility. Additionally, as part of the Refinancing Transactions, the Company's sole stockholder, American Lawyer Media Holdings, Inc. ("Holdco") will issue (i) up to $27.3 million aggregate initial principal amount (such amount to be reduced on a dollar-for-dollar basis to the extent that actual costs and expenses incurred in connection with the proposed transactions are less than $15 million) of new senior unsecured notes in an offering pursuant to Rule 144A under the Securities Act of 1933, as amended, or other private placement (the "Holdco Notes") and (ii) $25 million aggregate liquidation preference of newly-created Series A preferred stock (the "Holdco Preferred Stock"). The Company intends to use the amounts borrowed under the New Credit Facility (other than the amounts borrowed under the revolving loan facility), along with the proceeds of the Holdco Notes to
(i) purchase the Notes tendered and accepted in the Offer, (ii) redeem or purchase any Notes that remain outstanding following the Offer, (iii) retire all of Holdco's outstanding $80,260,705 in aggregate principal amount of 121/4% senior discount notes due 2008 (the "Existing Holdco Notes"), (iv) repay in full and cancel the Company's existing revolving credit facility in the amount of approximately $26.5 million and (v) pay fees and expenses incurred in connection with (1) clauses (i), (ii), (iii) and (iv) above, (2) entry into the New Credit Facility, (3) issuance of the Holdco Notes and (4) certain proposed acquisitions by Holdco for consideration consisting of the Holdco Preferred Stock.

         THIS STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS ANY SUCH COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

         NONE OF THE COMPANY, THE DEALER MANAGERS, THE SOLICITATION AGENTS, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OF THEIR RESPECTIVE AFFILIATES MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES AND DELIVER CONSENTS IN RESPONSE TO THE OFFER AND SOLICITATION. EACH HOLDER MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER NOTES AND DELIVER CONSENTS AND, IF SO, AS TO HOW MANY NOTES TO TENDER AND CONSENTS TO DELIVER.



                                          TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----

IMPORTANT..................................................................................................1

WHERE YOU CAN FIND MORE INFORMATION........................................................................2

CERTAIN INFORMATION INCORPORATED BY REFERENCE..............................................................2

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS.....................................................3

SUMMARY....................................................................................................5

THE COMPANY...............................................................................................11

THE REFINANCING TRANSACTIONS..............................................................................11

THE OFFER AND SOLICITATION................................................................................12

   1.    Purpose of the Offer and the Solicitation........................................................12

   2.    Terms of the Offer and the Solicitation..........................................................12

   3.    Certain Significant Considerations...............................................................15

   4.    Proposed Amendments..............................................................................16

   5.    Acceptance for Payment and Payment for Notes; Acceptance of Consents.............................18

   6.    Procedures for Tendering Notes and Delivering Consents...........................................19

   7.    Withdrawal of Tenders and Revocation of Consents.................................................23

   8.    Conditions to the Offer and Solicitation.........................................................24

   9.    Certain U.S. Federal Income Tax Consequences.....................................................26

   10.   The Dealer Managers, the Solicitation Agents, the Information Agent and the Depositary...........31

   11.   Fees and Expenses................................................................................31

   12.   Source and Amount of Funds.......................................................................32

   13.   Miscellaneous....................................................................................32

EXHIBIT A.................................................................................................A-1


                                    IMPORTANT

         Any Holder desiring to tender Notes and deliver Consents pursuant to the Offer and the Solicitation should either (i) in the case of a beneficial owner who holds Notes in book-entry form, request such beneficial owner's broker, dealer, commercial bank, trust company or other nominee to effect the transaction on behalf of such beneficial owner under the procedures for book-entry delivery set out in this Statement or (ii) in the case of a Holder who holds physical certificates evidencing such Notes, complete and sign the Consent and Letter of Transmittal (or a manually signed facsimile thereof) in accordance with the instructions therein, have the signature thereon guaranteed (if required by Instruction 1 of the Consent and Letter of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with certificates evidencing such Notes being tendered and any other required documents to The Bank of New York, as Depositary (the "Depositary"), at its address set forth on the back cover of this Statement. See Item 6, "Procedures for Tendering Notes and Delivering Consents." A beneficial owner who has Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact that broker, dealer, commercial bank, trust company or other nominee if that beneficial owner desires to tender Notes and deliver Consents for Notes so registered.

         The Depository Trust Company ("DTC") has authorized DTC participants that hold Notes on behalf of beneficial owners of Notes through DTC to tender their Notes as if they were Holders. To effect such a tender, DTC participants should either (i) complete and sign the Consent and Letter of Transmittal (or a facsimile), have the signature guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal, deliver the Consent and Letter of Transmittal (or a facsimile) and otherwise follow the procedure for book-entry transfer set forth in Item 6, "Procedures for Tendering Notes and Delivering Consents" or
(ii) transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedure for book-entry transfer set forth in Item 6, "Procedures for Tendering Notes and Delivering Consents." A beneficial owner of Notes that are held of record by a broker, dealer, commercial bank, trust company or other nominee must instruct such broker, dealer, commercial bank, trust company or other nominee to tender the Notes and deliver the related Consents on the beneficial owner's behalf. A Letter of Instructions is included in the materials provided along with this Statement which may be used by a beneficial owner in this process to give those instructions.

         Tendering Holders will not be obligated to pay brokerage fees or commissions or the fees and expenses of the Dealer Managers, the Solicitation Agents, the Information Agent or the Depositary. See Item 10, "The Dealer Managers, the Solicitation Agents, the Information Agent and the Depositary." Questions and requests for assistance may be directed to MacKenzie Partners, Inc., the Information Agent, or the Dealer Managers or the Solicitation Agents at their respective addresses and telephone numbers set forth on the back cover of this Statement. Additional copies of this Statement, the Consent and Letter of Transmittal and other related materials may be obtained from the Information Agent. Beneficial owners may also contact their brokers, dealers, commercial banks or trust companies through which they hold the Notes with questions and requests for assistance.

         THIS STATEMENT CONSTITUTES NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF CONSENTS IN ANY JURISDICTION IN WHICH, OR TO OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION UNDER APPLICABLE SECURITIES OR "BLUE SKY" LAWS. THE DELIVERY OF THIS STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED

BY REFERENCE HEREIN OR IN ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF OR THEREOF.

         NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS STATEMENT AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE DEALER MANAGERS, THE SOLICITATION AGENTS, THE INFORMATION AGENT OR THE DEPOSITARY.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission ("SEC"). Such reports and other information can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports and information statements and other information regarding issuers that file electronically with the SEC, including the Company.

                  CERTAIN INFORMATION INCORPORATED BY REFERENCE

         The Company is "incorporating by reference" into this Statement specified information contained in documents that it has filed with the SEC. The information incorporated by reference is considered to be part of this Statement. The Company incorporates the following into this Statement:

         o its Annual Report on Form 10-K for the year ended December 31, 2003 filed on March 24, 2004; and

         o its Quarterly Reports on Form 10-Q for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004 filed on May 13, 2004, August 13, 2004 and November 12, 2004, respectively.

         All documents and reports filed by the Company with the SEC pursuant to
Section 13(a), 13(c), 14 or 15 of the Exchange Act after the date of this Statement and on or prior to the Expiration Date shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Additionally, any current report on Form 8-K that the Company subsequently furnishes to the SEC which is expressly identified as being incorporated by reference into this Statement shall be deemed to be incorporated by reference into this Statement. Any statement contained in this Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Statement.

         The Company will provide without charge to each person to whom this Statement is delivered, upon the written request of such person, a copy of any or all of the documents which are incorporated by reference herein, other than exhibits to such documents, which are not specifically incorporated by reference herein. Requests should be directed to the Dealer Managers, the Solicitation Agents or the Information Agent at their respective addresses set forth on the back cover page hereof.

The information relating to the Company contained in this Statement does not purport to be complete and should be read together with the information contained in the incorporated documents.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

         This Statement contains forward-looking statements. Such forward-looking statements are based upon the beliefs and assumptions of, and on information available to, the Company's management at the time such statements are made. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those stated in such statements. The following are or may constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995: (i) statements preceded by, followed by or that include the words "may," "will," "could," "should," "believe," "expect," "future," "potential," "anticipate," "intend," "plan," "estimate" or "continue" or the negative or other variations thereof and (ii) statements regarding matters that are not historical facts. Forward-looking statements herein include, without limitation, the Company's expectations and estimates (whether qualitative or quantitative) as to:

         o the Company's plan to refinance its debt due in 2007, including by the consummation of this Offer, as part of the Company's plan to strengthen its balance sheet and capital structure;

         o the Company's intention to enter into a Supplemental Indenture with respect to any untendered Notes;

         o the Company's expectation to enter into the New Credit Facility, including the terms of and the aggregate amount available under such New Credit Facility, and to issue the Holdco Notes and the Holdco Preferred Stock as well as the timing of such transactions;

         o the Company's, and Holdco's, plan or ability to use a portion of the amounts borrowed under the New Credit Facility and the Holdco Notes to purchase the Notes tendered in this Offer, to redeem any Notes that remain outstanding following the Offer, to retire all of the outstanding Existing Holdco Notes and to pay fees and expenses in connection with such transactions;

         o the Company's intention to effect a covenant defeasance in accordance with the terms of the Indenture in the event that the Majority Requisite Consents are not received and the Company consummates the Offer; and

         o the Company's intention to redeem any Notes that remain outstanding following the Expiration Date of this Offer.

         Additionally, statements concerning the Company's business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, together with other statements that are not historical facts, are forward-looking statements.

         The following factors, among others, could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by the Company:

         o (i) changes in the levels of advertising revenues, (ii) changes and delays in new product introductions, (iii) general economic conditions and developments in the legal services industry or the publishing industry, (iv) product demand and pricing, (v) the success of new initiatives, (vi) increased competition with respect to services the Company provides and for advertising and subscription revenue, (vii) sufficiency of cash flow to fund its operations and (viii) other risks detailed in the Company's filings with the SEC;

         o difficulties, delays or unanticipated costs in connection with consummating this Offer or otherwise strengthening the Company's balance sheet and capital structure;

         o difficulties, delays or unanticipated costs in connection with entering into a Supplemental Indenture with respect to any untendered Notes;

         o difficulties, delays or unanticipated costs in connection with entering into the New Credit Facility, which itself is subject to various conditions, or in connection with issuing the Holdco Notes or the Holdco Preferred Stock;

         o the unavailability of funds under the New Credit Facility or the Holdco Notes to repurchase the Notes tendered in this Offer, to redeem any Notes that remain outstanding following the Expiration Date of this Offer, to retire all of the outstanding Existing Holdco Notes or to pay fees and expenses in connection with such transactions;

         o difficulties, delays or unanticipated costs in connection with the Company effecting a covenant defeasance in accordance with the terms of the Indenture; and

         o difficulties, delays or unanticipated costs in connection with redeeming any Notes that remain outstanding following the Expiration Date of this Offer.

                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this Statement and the Consent and Letter of Transmittal. Capitalized terms have the meanings assigned to them elsewhere in this Statement.

The Company.............................  American Lawyer Media, Inc.

The Notes.............................. . The Offer and the Solicitation are
                                          being made with respect to the
                                          $175,000,000 outstanding principal
                                          amount of the Company's 9 3/4% Senior
                                          Notes Due 2007 issued under the
                                          Indenture.

Purpose of the Offer
   and Solicitation...................    The Offer and the Solicitation are
                                          being conducted in connection with,
                                          and as part of, the Refinancing
                                          Transactions. The primary purpose of
                                          the Offer is to acquire all
                                          outstanding Notes. The primary
                                          purposes of the Solicitation are to
                                          obtain Consents in order to (x)
                                          eliminate substantially all of the
                                          restrictive and reporting covenants,
                                          certain events of default and certain
                                          other provisions contained in the
                                          Indenture so that any non-tendered
                                          Notes do not restrict the future
                                          financial and operating flexibility
                                          of the Company and (y) release the
                                          guarantees of the obligations of the
                                          Company under the Notes. See Item 1,
                                          "Purpose of the Offer and the
                                          Solicitation."

The Offer...............................  Upon the terms and subject to the conditions described herein, the
                                          Company is offering to purchase for
                                          cash any and all of the outstanding
                                          Notes at the price per Note to be
                                          determined as set forth below. Each
                                          Holder who tenders Notes pursuant to
                                          the Offer will be deemed to have
                                          delivered a Consent to the Proposed
                                          Amendments with respect to the Notes.

The Solicitation........................  Upon the terms and subject to the conditions described herein, the
                                          Company is soliciting the Consents of
                                          Holders of Notes to the Proposed
                                          Amendments to the Indenture. Each
                                          Holder of Notes who Consents to the
                                          Proposed Amendments on or prior to
                                          the Consent Date shall be entitled to
                                          a Consent Payment. Holders may not
                                          deliver Consents with respect to
                                          Notes without tendering their Notes
                                          in the Offer. The Consent Payment
                                          will not be due and payable to those
                                          Holders who deliver Consents on or
                                          prior to the Consent Date until the
                                          Payment Date and then will be due and
                                          payable only if the Notes are
                                          accepted for purchase pursuant to the
                                          terms of the Offer.

The Refinancing Transactions............  The Refinancing Transactions are
                                          comprised of the following elements
                                          (collectively, the "Refinancing
                                          Transactions"):

                                          o   the Company's entry into the New
                                              Credit Facility, which the
                                              Company expects to be for an
                                              aggregate of approximately $344.5
                                              million, of which approximately
                                              $196 million is expected to be a
                                              first priority senior secured
                                              term loan facility, $70 million
                                              is expected to be a first
                                              priority senior secured revolving
                                              loan facility and $78.5 million
                                              is expected to be a second
                                              priority senior secured term loan
                                              facility;

                                          o   Holdco's retirement of all of its
                                              $80,260,705 aggregate principal
                                              amount of the Existing Holdco
                                              Notes;

                                          o   Holdco's issuance of up to $27.3
                                              million aggregate initial
                                              principal amount (such amount to
                                              be reduced on a dollar-for-dollar
                                              basis to the extent that actual
                                              costs and expenses incurred in
                                              connection with the proposed
                                              transactions are less than $15
                                              million) of the Holdco Notes;

                                          o   Holdco's issuance of $25 million
                                              aggregate liquidation preference
                                              of the Holdco Preferred Stock;
                                              and

                                          o   the retirement of all the
                                              outstanding $175 million
                                              aggregate principal amount of the
                                              Notes.

                                          The Company intends to use the
                                          amounts borrowed under the New Credit
                                          Facility (other than the amounts
                                          borrowed under the revolving loan
                                          facility), along with the proceeds of
                                          the Holdco Notes to (i) purchase the
                                          Notes tendered and accepted in the
                                          Offer, (ii) redeem or purchase any
                                          Notes that remain outstanding
                                          following the Offer, (iii) retire all
                                          of the outstanding Existing Holdco
                                          Notes, (iv) repay in full and cancel
                                          the Company's existing revolving
                                          credit facility in the amount of
                                          approximately $26.5 million and (v)
                                          pay fees and expenses incurred in
                                          connection with (1) clauses (i),
                                          (ii), (iii) and (iv) above, (2) entry
                                          into the New Credit Facility, (3)
                                          issuance of the Holdco Notes and (4)
                                          certain proposed acquisitions by
                                          Holdco for consideration consisting
                                          of the Holdco Preferred Stock.

Total Consideration for the Tender
   Offer and the Solicitation.........    $1,018.75 per $1,000 principal amount
                                          of Notes.

Tender Offer Consideration..............  The Total Consideration less the
                                          Consent Payment for the Notes.

Accrued Interest........................  Holders who validly tender and do not validly withdraw their Notes
                                          in the Offer will also be paid
                                          accrued and unpaid
                                          interest, if any, from the last
                                          interest payment date up to, but
                                          not including, the Payment Date.

Consent Payment.........................  $20.00 per $1,000 principal amount of
                                          Notes tendered (and not withdrawn) on
                                          or prior to the Consent Date.

Consent Date............................  To receive the Consent Payment with respect to the Notes you must consent
                                          to the Proposed Amendments and tender
                                          your Notes by 5:00 p.m., New York
                                          City time, on February 11, 2005,
                                          unless extended.

Requisite Consents......................  In respect of the Majority
                                          Amendments, the Consent of Holders of
                                          at least a majority in aggregate
                                          principal amount of the then
                                          outstanding Notes held by persons
                                          other than the Company and its
                                          affiliates and, in respect of the
                                          Change of Control Amendments, the
                                          Consent of Holders of at least 662/3%
                                          in aggregate principal amount of the
                                          then outstanding Notes held by
                                          persons other than the Company and
                                          its affiliates.

Expiration Date.........................  The Offer with respect to the Notes will expire at 5:00 p.m., New York
                                          City time, on March 1, 2005, unless
                                          extended.

Acceptance Date.........................  The date on which the Notes are accepted for payment, which is
                                          expected to occur promptly after the
                                          Expiration Date.

Payment Date............................  The Acceptance Date.

Conditions to the Offer and
   Solicitation.........................  The Offer and Solicitation are
                                          conditioned upon the satisfaction of
                                          the Supplemental Indenture Condition,
                                          the Refinancing Transactions
                                          Condition and the General Conditions.
                                          The Company reserves the right to
                                          waive any and all conditions to the
                                          Offer. For example, if at least a
                                          majority of the then outstanding
                                          aggregate principal amount of the
                                          Notes, but less than 662/3% of the
                                          then aggregate outstanding principal
                                          amount of the Notes, consent to the
                                          Proposed Amendments, the Company may
                                          waive the condition that it receive
                                          the Change of Control Requisite
                                          Consents. In such case, the
                                          Supplemental Indenture would contain
                                          the Majority Amendments but not the
                                          Change of Control Amendments.
                                          Similarly, if less than a majority of
                                          the then outstanding aggregate
                                          principal amount of the Notes consent
                                          to the Proposed Amendments, the
                                          Company may waive the condition
                                          requiring the receipt of both the
                                          Majority Requisite Consents and the
                                          Change of Control Requisite Consents
                                          and consummate the Offer. In such
                                          case, the Supplemental Indenture
                                          would not be executed and the
                                          Indenture would remain in effect in
                                          its current form, with respect to any
                                          untendered Notes. If the Company
                                          waives one or more of the conditions
                                          at any time at or after the
                                          Consent Date, the

                                          Company will not be obligated to
                                          extend withdrawal rights, except as
                                          required by law. See Item 8,
                                          "Conditions to the Offer and
                                          Solicitation."

Source of Funds.........................  The Tender Offer Consideration, the
                                          Consent Payment and the costs and
                                          expenses of the Tender Offer and the
                                          Solicitation are expected to be paid
                                          by the Company with a portion of the
                                          proceeds from the Refinancing
                                          Transactions. See Item 12, "Source
                                          and Amount of Funds."

Procedures for Tendering Notes and
   Delivering Consents..................  See Item 6, "Procedures for Tendering
                                          Notes and Delivering Consents." For
                                          further information, call the Dealer
                                          Managers, the Solicitation Agents or
                                          the Information Agent at the
                                          telephone numbers set forth on the
                                          back cover of this Statement or
                                          consult your broker, dealer,
                                          commercial bank, trust company or
                                          other nominee for assistance.

Proposed Amendments.....................  The Proposed Amendments will eliminate substantially all of the
                                          restrictive and reporting covenants,
                                          certain events of default and certain
                                          other provisions contained in the
                                          Indenture. The Proposed Amendments
                                          for which Requisite Consents are
                                          obtained will be contained in the
                                          Supplemental Indenture. Although the
                                          Supplemental Indenture will be
                                          executed promptly after receipt of
                                          the relevant Requisite Consents, any
                                          Proposed Amendments contained therein
                                          will not become operative unless and
                                          until the Notes are accepted for
                                          purchase by the Company pursuant to
                                          the Offer, which is expected to occur
                                          on the Acceptance Date. If the Offer
                                          is terminated or withdrawn, in whole
                                          or in part, or the Notes are not
                                          accepted for purchase for any reason,
                                          the existing Indenture will remain in
                                          effect in its present form and the
                                          Supplemental Indenture will not
                                          become operative. See Item 4,
                                          "Proposed Amendments."

Withdrawal Rights.......................  Notes tendered pursuant to the Offer, and Consents delivered pursuant to
                                          the Solicitation on or prior to the
                                          Consent Date may be withdrawn at any
                                          time on or prior to 5:00 p.m., New
                                          York City time, on the Consent Date,
                                          in accordance with the procedures
                                          described herein. After 5:00 p.m.,
                                          New York City time, on the Consent
                                          Date, Notes and Consents, whether
                                          delivered prior to or after such
                                          time, may not be withdrawn, unless
                                          the Offer is terminated or the
                                          Company is otherwise required by law
                                          to permit withdrawal. A valid
                                          withdrawal of tendered Notes shall be
                                          deemed a revocation of the related
                                          Consent. Valid revocation of Consents
                                          will be deemed a withdrawal of the
                                          related Notes previously tendered
                                          pursuant to the Offer.

Acceptance for Payment
   and Payment for Notes;
   Acceptance of Consents...............  Upon the terms of the Offer and the
                                          Solicitation and upon satisfaction or
                                          waiver of the conditions thereto, the
                                          Company will accept for purchase
                                          Notes validly tendered (and not
                                          properly withdrawn) on or prior to
                                          the Expiration Date, pursuant to the
                                          Offer. Only Holders who validly
                                          tender Notes and deliver Consents on
                                          or prior to the Consent Date (and do
                                          not withdraw such tender and revoke
                                          such Consent on or prior to the
                                          Consent Date) will receive the Total
                                          Consideration, which includes the
                                          Consent Payment. Holders who validly
                                          tender their Notes and deliver
                                          Consents after the Consent Date but
                                          on or prior to the Expiration Date
                                          will receive the Tender Offer
                                          Consideration but will not receive
                                          the Consent Payment. Payment of the
                                          Total Consideration or the Tender
                                          Offer Consideration, as applicable,
                                          for Notes validly tendered and
                                          accepted for purchase, will be made
                                          on the Payment Date by deposit of
                                          such amounts with the Depositary,
                                          who, in each case, will act as agent
                                          for the tendering and consenting
                                          Holders for the purpose of receiving
                                          payments from the Company and
                                          transmitting such payments to the
                                          tendering and consenting Holders.
                                          Under no circumstances will any
                                          interest be payable because of any
                                          delay in the transmission of funds to
                                          the Holders by the Depositary.

                                          Holders who tender only a portion of
                                          their Notes pursuant to the Offer
                                          will be issued Notes or book-entry
                                          positions equal in principal amount
                                          to the unpurchased portion of the
                                          Notes surrendered.

Untendered Notes.....................     Notes not tendered and purchased
                                          pursuant to the Offer will remain
                                          outstanding. ADOPTION OF EITHER OF
                                          THE PROPOSED AMENDMENTS OR THE
                                          COMPANY EFFECTING A COVENANT
                                          DEFEASANCE IN ACCORDANCE WITH THE
                                          TERMS OF THE INDENTURE MAY HAVE
                                          ADVERSE CONSEQUENCES FOR HOLDERS WHO
                                          ELECT NOT TO TENDER NOTES IN THE
                                          OFFER BECAUSE (X) HOLDERS OF NOTES
                                          OUTSTANDING AFTER CONSUMMATION OF THE
                                          OFFER WILL NOT BE ENTITLED TO THE
                                          BENEFIT OF SUBSTANTIALLY ALL OF THE
                                          COVENANTS CONTAINED IN THE INDENTURE,
                                          OTHER THAN THE COVENANT TO PAY
                                          INTEREST ON AND PRINCIPAL OF THE
                                          NOTES WHEN DUE, AS WELL AS CERTAIN
                                          EVENTS OF DEFAULT AND (Y) SUCH
                                          HOLDERS WILL NOT HAVE RECOURSE TO ANY
                                          OF THE GUARANTORS IN THE EVENT THAT
                                          THE COMPANY CANNOT FULFILL ITS
                                          OBLIGATIONS UNDER THE INDENTURE. SEE
                                          ITEM 3, "CERTAIN SIGNIFICANT
                                          CONSIDERATIONS" AND ITEM 4, "PROPOSED
                                          AMENDMENTS." In addition, as a result
                                          of the consummation of the Offer, the
                                          aggregate principal amount of the
                                          Notes that is outstanding is likely
                                          to be significantly reduced, which
                                          may adversely affect the liquidity of
                                          and, consequently, the market price
                                          for the Notes that remain outstanding
                                          after consummation of the Offer, if
                                          any.

                                          The Notes are currently redeemable
                                          and the Indenture permits
                                          the Company to effect, subject to
                                          certain conditions, a covenant
                                          defeasance with respect to the
                                          Notes. Following the Expiration
                                          Date and subject to the receipt or
                                          waiver of the Requisite Consents,
                                          satisfaction of, or, where
                                          applicable, waiver of the
                                          Refinancing Transactions Condition
                                          and the satisfaction of, or, where
                                          applicable, waiver of the General
                                          Conditions, the Company currently
                                          intends to redeem all Notes not
                                          tendered and accepted for purchase
                                          pursuant to the Offer, in
                                          accordance with the terms and
                                          conditions of the Indenture.
                                          Similarly, if the Company waives
                                          the Requisite Consents, the Company
                                          may effect a covenant defeasance
                                          with respect to such Notes by
                                          depositing the redemption monies in
                                          trust with the Trustee. Pursuant to
                                          the terms of the Indenture, the
                                          redemption price for the Notes is
                                          $1,016.25 per $1,000 principal
                                          amount of Notes, plus accrued and
                                          unpaid interest to the date of
                                          redemption. This Offer does not
                                          constitute a call for redemption,
                                          which may be made at a later date
                                          upon the terms and conditions set
                                          forth in the Indenture.

Certain Tax Considerations..............  See Item 9, "Certain U.S. Federal
                                          Income Tax Consequences" for a
                                          discussion of certain U.S. federal
                                          income tax consequences of the Offer
                                          and the Solicitation.

Significant Considerations..............  See Item 3, "Certain Significant
                                          Considerations" for a discussion of
                                          certain factors that you should
                                          consider in evaluating the Offer and
                                          the Solicitation.

The Dealer Managers, the Solicitation
   Agent, the Information Agent and
   the Depositary.......................  Credit Suisse First Boston LLC and
                                          UBS Securities LLC have been retained
                                          as Dealer Managers and Solicitation
                                          Agents in connection with the Offer
                                          and the Solicitation. In such
                                          capacity, the Dealer Managers and the
                                          Solicitation Agents may contact
                                          Holders regarding the Offer and the
                                          Solicitation and may request brokers,
                                          dealers, commercial banks, trust
                                          companies and other nominees to
                                          forward this Statement and related
                                          materials to beneficial owners of
                                          Notes. The Information Agent in
                                          connection with the Offer and the
                                          Solicitation is MacKenzie Partners,
                                          Inc. The Depositary is The Bank of
                                          New York. The respective addresses
                                          and telephone numbers of the Dealer
                                          Managers, the Solicitation Agents,
                                          the Information Agent and the
                                          Depositary are set forth on the back
                                          cover of this Statement.

                                   THE COMPANY

         The Company is a leading integrated media company focused on providing content and information-related-services to the legal industry. The Company publishes: national and regional periodicals and newspapers with both general and specialized legal content; books, including hardcover treatises and hard- and soft-cover trade books on a broad array of legal topics; newsletters that cover specialized legal practice areas; and directories used by legal professionals. Online, the Company's web site, www.law.com and its linked web sites, provide legal professionals practice information, classified advertising, continuing legal education and access to the Company's publications. The Company's VerdictSearch(R) division is a leading source for news and research on verdicts and settlements. The Company's research division publishes custom and standardized business reports on major law firms and industry trends. Under the LegalTech(R) and other trade names, the Company produces conferences and tradeshows relating to law practice technology and seminars for lawyers and professionals in related fields. For a description of the Company's business plan, please see the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC on March 24, 2004 and May 13, 2004, August 13, 2004 and November 12, 2004, respectively, and incorporated herein by reference.

                          THE REFINANCING TRANSACTIONS

         In connection with the Offer, the Company currently intends to enter into the New Credit Facility. The Company currently expects the New Credit Facility to be for an aggregate of approximately $344.5 million, of which approximately $196 million is currently expected to be a first priority senior secured term loan facility, $70 million is expected to be a first priority senior secured revolving loan facility and $78.5 million is expected to be a second priority senior secured term loan facility. It is expected that the new credit agreement for the New Credit Facility will contain customary covenants. It is expected that borrowings under the new credit agreement will be guaranteed by Holdco and, subject to certain limited exceptions, each of the Company's existing and subsequently acquired or organized domestic and foreign subsidiaries (other than certain excluded foreign subsidiaries) (the "Subsidiary Guarantors"). It is expected that the New Credit Facility will be secured by substantially all assets of Holdco, the Company and each of the Subsidiary Guarantors. The first priority senior secured term loan facility and the first priority senior secured revolving loan facility will have a first priority lien on substantially all the assets of the Company, Holdco and each of the Subsidiary Guarantors. The second priority senior secured term loan facility will have a second priority lien on substantially all the assets of the Company, Holdco and each of the Subsidiary Guarantors. The New Credit Facility is expected to be executed prior to or on the Payment Date. Pursuant to the New Credit Facility, in the event that the Majority Requisite Consents or the Change of Control Requisite Consents are not received and the Company consummates the Offer on the Payment Date by waiving the related conditions, the Company currently intends, on the Payment Date, to deposit in a trust with the Trustee under the Indenture a sufficient amount of money to pay the amounts due on the Notes on the redemption date for the remaining untendered Notes in order to effect a covenant defeasance in accordance with the terms of the Indenture, which will also result in the release of the guarantees of the obligations of the Company under the Notes. The Company intends to use the amounts borrowed under the New Credit Facility (other than the amounts borrowed under the revolving loan facility), along with the proceeds of the Holdco Notes to (i) purchase the Notes tendered and accepted in the Offer, (ii) redeem or purchase any Notes that remain outstanding following the Offer, (iii) retire all of the outstanding Existing Holdco Notes, (iv) repay in full and cancel the Company's existing revolving credit facility in the amount of approximately $26.5 million and (v) pay fees and expenses incurred in connection with (1) clauses (i), (ii),
(iii) and (iv) above, (2) entry into the New Credit Facility, (3) issuance of the Holdco Notes and (4) certain proposed acquisitions by Holdco for consideration consisting of the Holdco Preferred Stock.

                           THE OFFER AND SOLICITATION

         THIS STATEMENT, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, AND THE RELATED CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION THAT YOU SHOULD READ CAREFULLY BEFORE MAKING ANY DECISION WITH RESPECT TO THE OFFER AND THE SOLICITATION.

1.       Purpose of the Offer and the Solicitation.

         The Offer and the Solicitation are being conducted in connection with, and as part of, the Refinancing Transactions. The primary purpose of the Offer is to acquire all outstanding Notes. The primary purposes of the Solicitation are to obtain the Consents in order to (x) eliminate substantially all of the restrictive and reporting covenants, certain events of default and certain other provisions contained in the Indenture so that any non-tendered Notes do not restrict the future financial and operating flexibility of the Company and (y) release the guarantees of the obligations of the Company under the Notes. The Offer is being made in conjunction with the Company's entry into the New Credit Facility and the issuance of the Holdco Notes and Holdco Preferred Stock, and is subject to the satisfaction or waiver of the Refinancing Transactions Condition, the Supplemental Indenture Condition and the General Conditions.

         The Notes are currently redeemable and the Indenture permits the Company to effect, subject to certain conditions, a covenant defeasance with respect to the Notes. Following the Expiration Date and subject to the receipt or waiver of the Requisite Consents, satisfaction of, or, where applicable, waiver of the Refinancing Transactions Condition and the satisfaction of, or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Offer, in accordance with the terms and conditions of the Indenture. Similarly, if the Company waives the Requisite Consents, the Company may effect a covenant defeasance with respect to such Notes by depositing the redemption monies in trust with the Trustee. Pursuant to the terms of the Indenture, the redemption price for the Notes is $1,016.25 per $1,000 principal amount of Notes, plus accrued and unpaid interest to the date of redemption. This Offer does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Indenture.

2.       Terms of the Offer and the Solicitation.

         Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Company is offering to purchase for cash any and all of the outstanding Notes at a price for each $1,000 principal amount of Notes tendered under the Offer equal to the Tender Offer Consideration for the Notes. In addition, upon the terms and subject to the conditions of the Solicitation (including if the Solicitation is extended or amended, the terms of any such extension or amendment), the Company is soliciting Consents to the Proposed Amendments to the Indenture. The Company is offering to pay to each Holder who validly consents to the Proposed Amendments on or prior to the Consent Date a Consent Payment in cash equal to $20.00 per $1,000 principal amount of Notes as to which Consents are validly delivered.

         The consideration for each $1,000 principal amount of Notes tendered and accepted for payment under the Offer shall be $1,018.75 per $1,000 principal amount of Notes (the "Total Consideration"), minus $20.00 per $1,000 principal amount of Notes, which is equal to the Consent Payment referred to below (the Total Consideration minus such Consent Payment, being referred to as the "Tender Offer Consideration").

         If the Notes are accepted for payment under the Offer, Holders who validly tendered their Notes and delivered Consents under the Offer and the Solicitation on or prior to the Consent Date will receive the Total Consideration, which is equal to the Tender Offer Consideration plus the Consent Payment, plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Payment Date, whereas Holders who validly tendered their Notes and delivered Consents after the Consent Date but on or prior to the Expiration Date will receive only the Tender Offer Consideration plus accrued and unpaid interest, if any, from the last interest payment date up to, but not including, the Payment Date. Payment of the Total Consideration or the Tender Offer Consideration, as applicable, for Notes validly tendered and accepted for purchase shall be made on the Payment Date.

         Subject to the terms and conditions set out in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay to each Holder who validly tenders Notes and thereby delivers Consents to the Proposed Amendments with respect to the Notes on or prior to the Consent Date an amount in cash equal to $20.00 per $1,000 principal amount of Notes as to which Consents are validly delivered, with that payment to be made on the Payment Date if, and only if, that Holder's Notes are accepted for payment under the terms of the Offer. Adoption of the Majority Amendments to the Indenture requires receipt of the Majority Requisite Consents and adoption of the Change of Control Amendments to the Indenture requires receipt of the Change of Control Requisite Consents. The Proposed Amendments are being presented as one proposal with respect to the Indenture. Consequently, the delivery of a Consent by a Holder of Notes will constitute a consent to all of the Proposed Amendments.

         HOLDERS MAY NOT DELIVER A CONSENT WITHOUT TENDERING THE NOTES TO WHICH SUCH CONSENT RELATES IN THE OFFER, AND MAY NOT REVOKE A CONSENT ON OR PRIOR TO THE CONSENT DATE WITHOUT WITHDRAWING THE PREVIOUSLY TENDERED NOTES TO WHICH SUCH CONSENT RELATES. HOLDERS MAY NOT WITHDRAW PREVIOUSLY TENDERED NOTES ON OR PRIOR TO THE CONSENT DATE WITHOUT REVOKING THE PREVIOUSLY DELIVERED CONSENTS TO WHICH SUCH TENDER RELATES. NOTES TENDERED AND CONSENTS DELIVERED ON OR PRIOR TO THE CONSENT DATE MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE CONSENT DATE. AFTER THE CONSENT DATE, NOTES, WHETHER TENDERED PRIOR TO OR AFTER THE CONSENT DATE, MAY NOT BE WITHDRAWN AND ANY CONSENTS GIVEN MAY NOT BE REVOKED, UNLESS THE OFFER IS TERMINATED OR THE COMPANY IS OTHERWISE REQUIRED BY LAW TO PERMIT WITHDRAWAL.

         All Notes validly tendered in accordance with the procedures set forth under Item 6, "Procedures for Tendering Notes and Delivering Consents," and not withdrawn in accordance with the procedures set forth under Item 7, "Withdrawal of Tenders and Revocation of Consents," on or prior to the Expiration Date will, upon the terms and subject to the conditions hereof, including satisfaction or waiver of the Refinancing Transactions Condition, the Supplemental Indenture Condition and the General Conditions, be accepted for purchase by the Company, and payments will be made therefor on the Payment Date.

         Promptly following receipt of sufficient Consents to effectuate the Majority Amendments and, if applicable, the Change of Control Amendment, the Company, the Guarantors and the Trustee under the Indenture intend to execute a Supplemental Indenture with respect to the Indenture providing for the Majority Amendments and, if applicable, the Change of Control Amendments as described in Exhibit A. Although the Supplemental Indenture will be executed as promptly as practicable after receipt of the relevant Requisite Consents, any Proposed Amendments to the Indenture contained therein will not become operative unless and until the Notes issued under such Indenture are accepted for purchase by the Company pursuant to the Offer. If the Offer is terminated or withdrawn, or the Notes are not accepted for purchase by the Company pursuant to the Offer, the existing Indenture will remain in effect in its present form, the Supplemental Indenture will not become operative, and no Tender Offer Consideration, Consent Payment or Total Consideration will be paid or payable with respect to the Offer or the Solicitation for the Notes. If any tendered Notes are not purchased pursuant to the Offer for any reason, or certificates are submitted evidencing more Notes than are tendered, such Notes not purchased will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) unless otherwise requested by such Holder under "Special Delivery Instructions" in the Consent and Letter of Transmittal, promptly following the Expiration Date or termination of the Offer.

         IF ANY REQUISITE CONSENTS ARE RECEIVED AND EITHER OF THE PROPOSED AMENDMENTS HAVE BECOME OPERATIVE WITH RESPECT TO THE NOTES, SUCH PROPOSED AMENDMENTS WILL BE BINDING ON ALL NON-TENDERING HOLDERS OF THE NOTES. ACCORDINGLY, CONSUMMATION OF THE OFFER AND THE ADOPTION OF ANY OF THE PROPOSED AMENDMENTS MAY HAVE ADVERSE CONSEQUENCES FOR HOLDERS OF THE NOTES WHO ELECT NOT TO TENDER IN THE OFFER. SEE ITEM 3, "CERTAIN SIGNIFICANT CONSIDERATIONS."

         The Company's obligation to accept, and pay for, Notes validly tendered pursuant to the Offer is conditioned upon satisfaction or waiver of the Refinancing Transactions Condition, the Supplemental Indenture Condition and the General Conditions. Consent Payments to Holders of Notes who have validly consented to (and not revoked such Consents to) the Proposed Amendments on or prior to the Consent Date are conditioned upon, among other things, the Company's acceptance of Notes for purchase pursuant to the Offer. Subject to applicable securities laws and the terms and conditions set forth in this Statement, the Company reserves the absolute right, in its sole discretion, on or prior to the Expiration Date with respect to the Notes, (i) to terminate the Offer or waive any and all conditions to the Offer or the Solicitation, (ii) to extend or terminate the Offer or the Solicitation or (iii) to otherwise amend the Offer or the Solicitation in any respect. For example, if at least a majority of the then outstanding aggregate principal amount of the Notes, but less than 662/3% of the then aggregate outstanding principal amount of the Notes, consent to the Proposed Amendments, the Company may waive the condition that it receive the Change of Control Requisite Consents. In such case, the Supplemental Indenture would contain the Majority Amendments but not the Change of Control Amendments. Similarly, if less than a majority of the then outstanding aggregate principal amount of the Notes consent to the Proposed Amendments, the Company may waive the condition requiring the receipt of both the Majority Requisite Consents and the Change of Control Requisite Consents and consummate the Offer. In such case, the Supplemental Indenture would not be executed and the Indenture would remain in effect in its current form, with respect to any untendered Notes. If the Company waives one or more of the conditions at any time at or after the Consent Date, the Company will not be obligated to extend withdrawal rights, except as required by law. See Item 8, "Conditions to the Offer and Solicitation." The rights reserved by the Company in this paragraph are in addition to the Company's rights to terminate the Offer described under Item 8, "Conditions to the Offer and Solicitation." Any extension, amendment or termination will be followed promptly by public announcement thereof, the announcement in the case of an extension of the Offer to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date for the Offer. Without limiting the manner in which any public announcement may be made, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a press release to the Dow Jones News Service or a similar organization.

         If the Company extends the Offer, or if, for any reason (whether before or after any Notes have been accepted for purchase), the acceptance for payment of, or the payment for, Notes is delayed or if the Company is unable to accept for payment or pay for Notes pursuant to the Offer, then, without prejudice to the Company's rights under the Offer, the Depositary may retain tendered Notes on behalf of the Company, and such Notes may not be withdrawn except to the extent tendering

Holders are entitled to withdrawal rights as described in Item 7, "Withdrawal of Tenders and Revocation of Consents." However, the ability of the Company to delay the payment for Notes that the Company has accepted for purchase is limited by Rule l4e-l(c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender offer.

         If the Company makes a material change in the terms of the Offer or the Solicitation or the information concerning the Offer or the Solicitation, the Company will disseminate additional offering materials and extend the Offer or, if applicable, the Solicitation, to the extent required by law. If the Offer or the Solicitation is amended on or prior to the Consent Date in a manner determined by the Company in its sole discretion and subject to applicable securities laws to constitute a material adverse change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Offer or the Solicitation for a period deemed by the Company to be adequate to permit Holders to tender or withdraw their Notes and deliver or revoke their Consents. If the consideration to be paid in the Offer with respect to the Notes is increased or decreased or the principal amount of Notes subject to the Offer is decreased, the Offer will remain open at least ten business days from the date the Company first gives notice to Holders, by public announcement or otherwise, of such increase or decrease. In addition, the Company may, if it deems appropriate, extend the Offer or the Solicitation for any other reason.

3.       Certain Significant Considerations.

         You should consider carefully the following considerations, in addition to the other information described elsewhere in this Statement and the Consent and Letter of Transmittal, before deciding whether to participate in the Offer and the Solicitation.

         Effects of the Proposed Amendments or Covenant Defeasance. If any of the Proposed Amendments become operative or if the Company effects a covenant defeasance in accordance with the terms of the Indenture, substantially all of the material restrictive and reporting covenants and certain events of default and certain other provisions contained in the Indenture will be eliminated and Holders of the Notes not tendered will no longer be entitled to the benefits of such covenants, events of default and other provisions. The elimination of these covenants, events of default and other provisions will permit the Company to take certain actions previously prohibited that could increase the credit risks with respect to the Company, adversely affect the market price and credit rating of the remaining Notes or otherwise be materially adverse to the interest of Holders, which would otherwise not have been permitted pursuant to the Indenture, including, without limitation, the incurrence of certain indebtedness, the payment of certain dividends and other payments and the making of certain investments. Further, in the event that the Company is unable to fulfill its obligations under the Indenture, neither the Holders nor the Trustee will be able to exercise any remedy against the Guarantors. See Item 4, "Proposed Amendments."

         Limited Trading Market. The Notes are not listed on any national or regional securities exchange. To the Company's knowledge, the Notes are traded infrequently in transactions arranged through brokers. Quotations for securities that are not widely traded, such as the Notes, may differ from actual trading prices and should be viewed as approximations. Holders are urged to contact their brokers with respect to current information regarding the market price of the Notes. To the extent that Notes are tendered and accepted in the Offer, any existing trading market for the remaining Notes may become more limited. A debt security with a smaller outstanding principal amount available for trading (or "float") may command a lower price than would a comparable debt security with a greater float. The reduced float may also make the trading price of the Notes that are not tendered and accepted for purchase more volatile. Consequently, the liquidity, market value and price volatility of

Notes that remain outstanding may be adversely affected. Holders of unpurchased Notes may attempt to obtain quotations for the Notes from their brokers; however, there can be no assurance that any trading market will exist for the Notes following consummation of the Offer. The extent of the public market for the Notes following consummation of the Offer will depend upon the number of Holders remaining at such time, the interest in maintaining a market in the Notes on the part of securities firms and other factors.

         Redemption of the Unpurchased Notes. The Notes are currently redeemable. Following the Expiration Date and subject to the receipt or waiver of the Requisite Consents, satisfaction of, or, where applicable, waiver of the Refinancing Transactions Condition and the satisfaction of, or, where applicable, waiver of the General Conditions, the Company currently intends to redeem all Notes not tendered and accepted for purchase pursuant to the Offer, in accordance with the terms and conditions of the Indenture. Pursuant to the terms of the Indenture, the redemption price for the Notes is $1,016.25 per $1,000 principal amount of Notes, plus accrued and unpaid interest to the date of redemption. This Offer does not constitute a call for redemption, which may be made at a later date upon the terms and conditions set forth in the Indenture.

         Tax Matters. See Item 9, "Certain U.S. Federal Income Tax Consequences" for a discussion of certain U.S. federal income tax consequences of the Offer and the Solicitation.

         NONE OF THE COMPANY, THE DEALER MANAGERS, THE SOLICITATION AGENTS, THE INFORMATION AGENT, THE DEPOSITARY OR ANY OF THEIR RESPECTIVE AFFILIATES MAKE ANY RECOMMENDATION AS TO WHETHER OR NOT HOLDERS SHOULD TENDER NOTES AND DELIVER CONSENTS IN RESPONSE TO THE OFFER AND SOLICITATION. EACH HOLDER MUST MAKE HIS, HER OR ITS OWN DECISION AS TO WHETHER TO TENDER NOTES AND DELIVER CONSENTS AND, IF SO, AS TO HOW MANY NOTES TO TENDER AND CONSENTS TO DELIVER.

4.       Proposed Amendments.

         IF YOU TENDER ANY NOTES YOU WILL, BY THE ACT OF TENDERING, BE CONSENTING TO THE FOLLOWING PROPOSED AMENDMENTS TO THE INDENTURE PURSUANT TO WHICH THE NOTES WERE ISSUED.

         Deletion of Covenants in Article 4 of the Indenture. The Proposed Amendments would eliminate the following restrictive covenants in the Indenture, and would make certain other changes in the Indenture of a technical or conforming nature, including the deletion of certain definitions and the elimination of certain cross-references:

Section Reference                         Description of Provision
-----------------              -------------------------------------------------
Section 4.03 ................. Reports
Section 4.04 ................. Compliance Certificate
Section 4.07 ................. Change of Control
Section 4.08 ................. Limitation on Sale of Assets and Subsidiary Stock
Section 4.09 ................. Limitation on Restricted Payments
Section 4.10 ................. Limitation on Incurrence of Additional
                               Indebtedness
Section 4.11 ................. Limitation on Liens Securing Indebtedness
Section 4.12 ................. Limitation on Dividends and Other Payment
                               Restrictions Affecting Restricted Subsidiaries

Section Reference                         Description of Provision
-----------------              -------------------------------------------------
Section 4.13 ................. Limitation on Transactions with Affiliates
Section 4.14.................. Future Guarantors
Section 4.15 ................. Limitation on Lines of Business
Section 4.17.................. Limitation on Status as Investment Company
Section 4.18.................. Designation of Restricted and
                               Unrestricted Subsidiaries


         Amendment to Section 5.01 of the Indenture. (Merger, Sale or Consolidation). The Proposed Amendments would modify Section 5.01 of the Indenture to remove all conditions other than the requirement that the Person formed by or surviving any applicable consolidation or merger of the Company or the Person to which the applicable transfer, lease or conveyance of assets of the Company shall have been made assumes all the obligations of the Company, as applicable, under the Indenture and the Notes pursuant to a supplemental indenture.

         Amendment to Section 6.01 of the Indenture. (Events of Default). The Proposed Amendments would eliminate all the provisions of Section 6.01 in the Indenture as they apply to the covenants referred to above and the provisions of clauses (4), (5) and (6) of Section 6.01. The only Events of Default that will remain relate to payment defaults (clauses (1) and (2) of Section 6.01) and the failure to comply with covenants under the Indenture or the Notes (clause (3) of Section 6.01).

         Amendment to Section 8.04 of the Indenture. (Conditions to Legal or Covenant Defeasance). The Proposed Amendments would eliminate certain conditions to the legal defeasance and covenant defeasance provisions of Article 8 currently contained in clauses (b), (c), (f) and (g) of Section 8.04. The only conditions that would remain would be the deposit of funds with the Trustee, that there be no event of default under the Indenture, that there be no default under material agreements and the delivery of an opinion of counsel and officers' certificate as to conditions precedent.

         Deletion of Article 10 of the Indenture. (Subsidiary Guarantees). The Proposed Amendments would release the guarantees of the obligations of the Company under the Notes. The Notes are presently supported by guarantees from the Company's domestic subsidiaries, subject to certain limited exceptions. As a result of the Proposed Amendments, Holders who do not tender their Notes in the Offer will no longer have recourse against any of the Guarantors, and in the event that the Company is unable to fulfill its obligations under the Indenture, neither the Holders nor the Trustee will be able to exercise any remedy against the Guarantors. The Proposed Amendments would also eliminate from the Indenture the provisions relating to the guarantees.

         The Proposed Amendments would make certain other changes in the Indenture of a technical or conforming nature, including the deletion of certain definitions and the elimination of certain cross-references.

         The Proposed Amendments constitute a single proposal and a consenting Holder must consent to such Proposed Amendments as an entirety and may not consent selectively with respect to certain of such Proposed Amendments.

         IF ANY OF THE PROPOSED AMENDMENTS ARE ADOPTED AND THE OFFER IS CONSUMMATED, NOTES ISSUED PURSUANT TO THE INDENTURE THAT ARE NOT TENDERED, OR THAT ARE NOT ACCEPTED FOR PURCHASE PURSUANT TO THE OFFER, WILL REMAIN OUTSTANDING, BUT WILL BE SUBJECT TO THE TERMS OF THE INDENTURE AS MODIFIED BY THE SUPPLEMENTAL INDENTURE. IF ANY OF THE PROPOSED AMENDMENTS BECOME OPERATIVE OR IF THE COMPANY EFFECTS A COVENANT DEFEASANCE IN ACCORDANCE WITH THE TERMS OF THE

INDENTURE, THE RESTRICTIVE COVENANTS OF THE INDENTURE WILL BE SUBSTANTIALLY LESS RESTRICTIVE AND WILL AFFORD LESS PROTECTION TO HOLDERS THAN THOSE COVENANTS CURRENTLY SET FORTH IN THE INDENTURE.

         Pursuant to the terms of the Indenture, the Majority Amendments, which are the Proposed Amendments other than the elimination of the change of control covenant in Section 4.07 and the associated technical or conforming amendments, or the Change of Control Amendments, require the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes issued pursuant to the Indenture, excluding for such purposes any Notes owned by the Company or any of its affiliates. The Change of Control Amendments require the written consent of the Holders of at least 662/3% in aggregate principal amount of the then outstanding Notes issued pursuant to the Indenture, excluding for such purposes any Notes owned by the Company or any of its affiliates. As of January 28, 2005, the aggregate outstanding principal amount of Notes was $175,000,000.

         The valid tender by a Holder of Notes pursuant to the Offer will be deemed to constitute the giving of a Consent by such Holder to the Proposed Amendments. The Company will not accept Consents from Holders who are not tendering their Notes pursuant to the Offer.

5.       Acceptance for Payment and Payment for Notes; Acceptance of Consents.

         Upon the terms and subject to the conditions of the Offer and the Solicitation (including, if the Offer or the Solicitation is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, the Company will purchase, by accepting for payment, and will pay for, all Notes validly tendered (and not withdrawn) pursuant to the Offer on or prior to the Expiration Date and for all Consents validly delivered (and not revoked) pursuant to the Solicitation on or prior to the Consent Date. Such payment will be made on the Payment Date by the deposit with the Depositary of the Tender Offer Consideration and the Consent Payment, if applicable, in immediately available funds by the Company. The Depositary will act as agent for tendering Holders for the purpose of receiving payment from the Company and transmitting such payment to tendering Holders. UNDER NO CIRCUMSTANCES WILL INTEREST ON THE TENDER OFFER CONSIDERATION OR THE TOTAL CONSIDERATION, AS APPLICABLE, BE PAID BY THE COMPANY BY REASON OF ANY DELAY ON BEHALF OF THE DEPOSITARY IN MAKING SUCH PAYMENT. THE COMPANY EXPRESSLY RESERVES THE RIGHT, IN ITS SOLE DISCRETION, SUBJECT TO RULE 14E-1(C) UNDER THE EXCHANGE ACT, TO DELAY ACCEPTANCE FOR PAYMENT OF OR PAYMENT FOR THE NOTES IN ORDER TO COMPLY, IN WHOLE OR IN PART, WITH ANY APPLICABLE LAW. SEE ITEM 8, "CONDITIONS TO THE OFFER AND SOLICITATION."

         In all cases, payment by the Depositary to Holders of the Tender Offer Consideration for Notes accepted for purchase pursuant to the Offer or the Consent Payment for Consents validly delivered on or prior to the Consent Date will be made only after timely receipt by the Depositary of (i) certificates representing such Notes or timely confirmation of a book-entry transfer of such Notes into the Depositary's account at DTC pursuant to the procedures set forth under Item 6, "Procedures for Tendering Notes and Delivering Consents," (ii) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile thereof) or a properly transmitted Agent's Message (as defined below) and (iii) any other documents required by the Consent and Letter of Transmittal, as applicable.

         For purposes of the Offer, validly tendered Notes (or defectively tendered Notes for which the Company has waived such defect) will be deemed to have been accepted for purchase by the Company if, as and when the Company gives oral or written notice thereof to the Depositary. For purposes of the Solicitation, Consents delivered to the Depositary will be deemed to have been accepted by the Company if, as and when the Company, the guarantors and the Trustee execute the

Supplemental Indenture to the Indenture, but the Consent Payment will not be payable unless and until the Company has accepted the related Notes for purchase pursuant to the Offer.

         If any tendered Notes are not purchased pursuant to the Offer for any reason, or certificates are submitted evidencing more Notes than are tendered, such Notes not purchased will be returned, without expense, to the tendering Holder (or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered) unless otherwise requested by such Holder under "Special Delivery Instructions" in the Consent and Letter of Transmittal, promptly following the Expiration Date or termination of the Offer.

         The Company reserves the right to transfer or assign, in whole at any time or in part from time to time, to one or more of its affiliates, the right to purchase any Notes tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Company of its obligations under the Offer or prejudice the rights of tendering Holders to receive the Tender Offer Consideration or the Total Consideration, as applicable, pursuant to the Offer and the Solicitation.

         It is a condition precedent to the Company's obligation to purchase Notes pursuant to the Offer that, among other conditions, the Refinancing Transactions Condition, the Supplemental Indenture Condition and the General Conditions shall have been satisfied or waived. See Item 8, "Conditions to the Offer and Solicitation."

6.       Procedures for Tendering Notes and Delivering Consents.

         HOLDERS WILL NOT BE ENTITLED TO RECEIVE THE TOTAL CONSIDERATION WITH RESPECT TO THE NOTES AND ACCRUED AND UNPAID INTEREST UP TO, BUT NOT INCLUDING, THE PAYMENT DATE, UNLESS THEY BOTH TENDER THEIR NOTES PURSUANT TO THE OFFER AND DELIVER CONSENTS TO THE PROPOSED AMENDMENTS AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE. THE TENDER OF NOTES PURSUANT TO THE OFFER AND IN ACCORDANCE WITH THE PROCEDURES DESCRIBED BELOW WILL CONSTITUTE (I) A TENDER OF THE NOTES AND (II) THE DELIVERY OF A CONSENT BY SUCH HOLDER WITH RESPECT TO SUCH NOTES. THE COMPANY WILL NOT ACCEPT CONSENTS TO THE PROPOSED AMENDMENTS FROM HOLDERS WHO ARE NOT TENDERING THEIR NOTES PURSUANT TO THE OFFER, AND WILL NOT ACCEPT TENDERS OF NOTES FROM HOLDERS WHO DO NOT DELIVER THEIR CONSENTS PURSUANT TO THE SOLICITATION. HOLDERS WHO TENDER AFTER 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE AND AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE WILL RECEIVE ONLY THE TENDER OFFER CONSIDERATION AND ACCRUED AND UNPAID INTEREST ON THEIR NOTES UP TO, BUT NOT INCLUDING, THE PAYMENT DATE.

         THE METHOD OF DELIVERY OF NOTES AND CONSENTS AND LETTERS OF TRANSMITTAL, ANY REQUIRED SIGNATURE GUARANTEES AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE TRANSMITTED THROUGH ATOP, IS AT THE ELECTION AND RISK OF THE PERSON TENDERING NOTES AND DELIVERING THE CONSENT AND LETTER OF TRANSMITTAL AND, EXCEPT AS OTHERWISE PROVIDED IN THE CONSENT AND LETTER OF TRANSMITTAL, DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IF DELIVERY IS BY MAIL, IT IS SUGGESTED THAT THE HOLDER USE PROPERLY INSURED, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE CONSENT DATE OR THE EXPIRATION DATE, AS APPLICABLE, TO PERMIT DELIVERY TO THE DEPOSITARY ON OR PRIOR TO SUCH DATE. IN NO EVENT SHOULD HOLDERS SEND ANY NOTES OR CONSENTS AND LETTERS OF TRANSMITTAL TO THE DEALER MANAGERS, THE SOLICITATION AGENTS, THE INFORMATION AGENT OR THE COMPANY.

         Tender of Notes and Delivery of Consents. The tender by a Holder of Notes and delivery of Consents (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the

Company in accordance with the terms and subject to the conditions set forth herein and in the Consent and Letter of Transmittal.

         The procedures by which Notes may be tendered and Consents given by beneficial owners who are not registered Holders will depend upon the manner in which the Notes are held.

         Tender of Notes Held in Physical Form. To effectively tender Notes held in physical form (and deliver the related Consents), a properly completed Consent and Letter of Transmittal (or a manually signed facsimile thereof) duly executed by the Holder thereof, and any other documents required by the Consent and Letter of Transmittal, must be received by the Depositary at its address set forth on the back cover of this Statement and certificates representing such Notes must be received by the Depositary at such address on or prior to the Consent Date or the Expiration Date, as applicable. A tender of Notes may also be effected through the deposit of Notes with DTC and making book-entry delivery as described below.

         If the Notes are registered in the name of a person other than the signer of a Consent and Letter of Transmittal, then, in order to tender the Notes pursuant to the Offer, the Notes must be endorsed or accompanied by an appropriate written instrument or instruments of transfer signed exactly as the name or names of such Holder or Holders appear on the Notes, with the signature(s) on the Notes or instrument(s) of transfer guaranteed as provided below. In the event such procedures are followed by a beneficial owner tendering Notes, the Holder or Holders of such Notes must sign a valid proxy pursuant to the Consent and Letter of Transmittal, because Notes may not be tendered on or prior to such Consent Date without also consenting to the Proposed Amendments, and only registered Holders as of the date of delivery of the Consent and Letter of Transmittal are entitled to deliver Consents.

         Tender of Notes Held Through a Custodian. Any beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Notes and deliver Consents should contact the registered Holder promptly and instruct such Holder to tender Notes and deliver Consents on such beneficial owner's behalf. A Letter of Instructions is enclosed in the solicitation materials provided along with this Statement, which may be used by a beneficial owner in this process to instruct the registered Holder to tender Notes and deliver Consents. Any beneficial owner of Notes held through DTC or its nominee, through authority granted by DTC, may direct the DTC participant through which that beneficial owner's Notes are held in DTC to tender on that beneficial owner's behalf. If such beneficial owner wishes to tender such Notes and deliver Consents himself, such beneficial owner must, prior to completing and executing the Consent and Letter of Transmittal and delivering such Notes, either make appropriate arrangement to register ownership of the Notes in such beneficial owner's name (if permitted) or otherwise follow the procedures described in the immediately preceding paragraph. The transfer of record ownership (if permitted) may take considerable time.

         Tender of Notes Held Through DTC. To effectively tender Notes (and deliver the related Consents) that are held through DTC, DTC participants should either (i) properly complete and duly execute the Consent and Letter of Transmittal (or a manually signed facsimile thereof), together with any other documents required by the Consent and Letter of Transmittal, and mail or deliver the Consent and Letter of Transmittal and such other documents to the Depositary or (ii) electronically transmit their acceptance through ATOP (and thereby tender Notes), for which the transaction will be eligible. Upon receipt of such Holder's acceptance through ATOP, DTC will edit and verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Notes must be made to the Depositary pursuant to the book-entry delivery procedures set forth below.

         Except as provided below, unless the Notes being tendered are deposited with the Depositary on or prior to the Consent Date or on or prior to the Expiration Date, as the case may be (accompanied by a properly completed and duly executed Consent and Letter of Transmittal or a properly transmitted Agent's Message), the Company may, at its option, treat such tender as defective for purposes of the right to receive the Total Consideration or the Tender Offer Consideration, as applicable. Payment for the Notes will be made only against deposit of the tendered Notes and delivery of any other required documents.

         Book-Entry Delivery Procedures. The Depositary will establish accounts with respect to the Notes at DTC for purposes of the Offer within two business days after the date of this Statement, and any financial institution that is a participant in DTC may make book-entry delivery of the Notes by causing DTC to transfer such Notes into the Depositary's account in accordance with DTC's ATOP. However, although delivery of Notes may be effected through book-entry transfer into the Depositary's account at DTC, the Consent and Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined below) in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the Depositary at one or more of its addresses set forth on the back cover of this Statement on or prior to the Consent Date or the Expiration Date, as the case may be, in connection with the tender of such Notes. Delivery of documents to DTC does not constitute delivery to the Depositary. The confirmation of a book-entry transfer into the Depositary's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

         The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participants in DTC described in that Agent's Message, stating the aggregate principal amount of Notes that have been tendered by those participants under the Offer and for which Consents have thereby been delivered and that those participants have received this Statement and the Consent and Letter of Transmittal and agree to be bound by the terms of this Statement and the Consent and Letter of Transmittal and the Company may enforce that agreement against those participants.

         Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (each a "Medallion Signature Guarantor"), unless the Notes tendered and Consents delivered thereby are tendered and delivered (i) by a registered Holder of Notes (or by a participant in DTC whose name appears on a security position listing as the owner of such Notes) who has not completed any of the boxes entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Consent and Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. ("NASD") or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an "Eligible Institution"). See Instruction 1 of the Consent and Letter of Transmittal. If the Notes are registered in the name of a person other than the signer of the Consent and Letter of Transmittal or if Notes not accepted for purchase or not tendered are to be returned to a person other than the registered Holder, then the signature on the Consent and Letter of Transmittal accompanying the tendered Notes must be guaranteed by a Medallion Signature Guarantor as described above. See Instructions 1 and 6 of the Consent and Letter of Transmittal.

         Mutilated, Lost, Stolen or Destroyed Certificates. If a Holder desires to tender Notes, but the certificates evidencing such Notes have been mutilated, lost, stolen or destroyed, such Holder should contact the Trustee to receive information about the procedures for obtaining replacement certificates for Notes at the following address: The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street 7E, New York, NY 10286,
Attention: Mr. David Mauer or by telephone at (212) 815-3687.

         Backup Withholding. See Item 9, "Certain U.S. Federal Income Tax Consequences."

         Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Notes or delivery of Consents pursuant to any of the procedures described above will be determined by the Company in the Company's sole discretion (whose determination shall be final and binding). The Company expressly reserves the absolute right, in its sole discretion, subject to applicable law, to reject any or all tenders of any Notes or delivery of Consents determined by it not to be in proper form or, in the case of Notes, if the acceptance for payment of, or payment for, such Notes may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, subject to applicable law, to waive or amend any of the conditions of the Offer and the Solicitation or to waive any defect or irregularity in any tender of Notes or delivery of Consents by any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Offer and the Solicitation (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. None of the Company, the Depositary, the Dealer Managers, the Solicitation Agents, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Notes, the Holder will be entitled to the Tender Offer Consideration and, if applicable, the Consent Payment.

         No Guaranteed Delivery. THERE ARE NO GUARANTEED DELIVERY PROCEDURES PROVIDED FOR BY THE COMPANY IN CONJUNCTION WITH THE OFFER UNDER THE TERMS OF THIS STATEMENT OR ANY OF THE OTHER OFFER MATERIALS PROVIDED WITH THIS STATEMENT. HOLDERS MUST TIMELY TENDER THEIR NOTES IN ACCORDANCE WITH THE PROCEDURES SET FORTH UNDER THIS ITEM 6.

         By executing a Consent and Letter of Transmittal, and subject to and effective upon acceptance for purchase of, and payment for, the Notes tendered therewith, a tendering Holder will irrevocably sell, assign and transfer to, or upon the order of, the Company, all right, title and interests in and to all the Notes tendered thereby, waive any and all other rights with respect to such Notes (including, without limitation, any existing or past defaults and their consequences in respect of such Notes and the Indenture under which such Notes were issued) and release and discharge the Company and its affiliates from any and all claims, if any, such Holder may have now, or may have in the future, arising out of, or related to, the Notes and the Indenture, including, without limitation, any claims that such Holder is entitled to receive additional principal or interest payments with respect to the Notes or to participate in any redemption or defeasance of the Notes.

7.       Withdrawal of Tenders and Revocation of Consents.

         Notes tendered on or prior to the Consent Date may be withdrawn at any time on or prior to the Consent Date. Consents may be revoked at any time on or prior to the Consent Date. Following the Consent Date, Notes, whether tendered prior to or after the Consent Date, may no longer be validly withdrawn and the related Consents may not be revoked, unless the Offer is terminated or the Company is otherwise required by law to permit withdrawal. A valid withdrawal of tendered Notes effected on or prior to the Consent Date will constitute the concurrent valid revocation of such Holder's related Consent. In the event of a termination of the Offer and Solicitation with respect to the Notes, the Notes tendered pursuant to the Offer will be promptly returned to the tendering Holder

(or, in the case of Notes tendered by book-entry transfer, such Notes will be credited to the account maintained at DTC from which such Notes were delivered), and the Proposed Amendments contained in the Supplemental Indenture will not become operative and the Indenture will remain in effect in its present form. If the Solicitation is amended on or prior to the Consent Date in a manner determined by the Company, in its sole discretion and subject to applicable securities laws, to constitute a material adverse change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Offer or the Solicitation for a period deemed by the Company to be adequate to permit Holders of the Notes to tender or withdraw their Notes and deliver or revoke their Consents. If the consideration to be paid in the Offer is increased or decreased or the principal amount of Notes subject to the Offer is decreased, the Offer will remain open at least ten business days from the date the Company first gives notice to Holders, by public announcement or otherwise, of such increase or decrease. In addition, the Company may, if it deems appropriate, extend the Offer or the Solicitation for any other reason.

         For a withdrawal of Notes tendered on or prior to the Consent Date and the revocation of Consents to be effective, (a) a written or facsimile transmission notice of withdrawal or revocation must be received by the Depositary at its address set forth on the back cover of this Statement or (b) a properly transmitted "Request Message" through ATOP must be delivered, in each case, on or prior to the Consent Date. Any such notice of withdrawal for Notes that were not tendered using the procedures for book-entry transfer must (i) specify the name of the person who tendered the Notes to be withdrawn or to which the revocation of Consents relates, (ii) contain a description of the Notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Notes (unless such Notes were tendered by book-entry transfer) and the aggregate principal amount represented by such Notes and (iii) be signed by the Holder of such Notes in the same manner as the original signature on the Consent and Letter of Transmittal by which such Notes were tendered (including any required signature guarantees) or the related Consent was given, or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Notes into the name of the person withdrawing such Notes and/or revoking such Consent and (y) a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such Holder.

         If the Notes to be withdrawn have been delivered or otherwise identified to the Depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. If Notes have been delivered under the procedures for book-entry transfer, any notice of withdrawal must specify the name and number of the account of the appropriate book-entry transfer facility to be credited with the withdrawn Notes and must otherwise comply with that book-entry transfer facility's procedures. Any Notes properly withdrawn will be deemed to be not validly tendered for purposes of the Offer and will constitute the concurrent valid revocation of that Holder's Consent.

         Any valid revocation of a Consent will be deemed a withdrawal of the related Notes previously tendered pursuant to the Offer. Any permitted withdrawal of Notes and revocation of Consents may not be rescinded, and any Notes properly withdrawn will thereafter be deemed not validly tendered and any Consents revoked will be deemed not validly delivered for purposes of the Offer and the Solicitation; provided, however, that validly withdrawn Notes may be re-tendered and revoked Consents may be re-delivered by again following one of the appropriate procedures described herein at any time on or prior to the Expiration Date.

         If the Company extends the Offer or is delayed in its acceptance for purchase of Notes or is unable to purchase Notes pursuant to the Offer for any reason, then, without prejudice to the Company's rights hereunder, tendered Notes may be retained by the Depositary on behalf of the

Company and may not be withdrawn (subject to Rule 14e-1(c) under the Exchange Act, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the investor promptly after the termination or withdrawal of a tender offer), except as otherwise provided in this Item 7.

         ALL QUESTIONS AS TO THE VALIDITY, FORM AND ELIGIBILITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF WITHDRAWAL OF NOTES AND REVOCATION OF CONSENTS WILL BE DETERMINED BY THE COMPANY, IN THE COMPANY'S SOLE DISCRETION (WHOSE DETERMINATION SHALL BE FINAL AND BINDING). NONE OF THE COMPANY, THE DEPOSITARY, THE DEALER MANAGERS, THE SOLICITATION AGENTS, THE INFORMATION AGENT, THE TRUSTEE OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF WITHDRAWAL OR REVOCATION OF CONSENTS, OR INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTIFICATION.

8.       Conditions to the Offer and Solicitation.

         Notwithstanding any other provisions of the Offer and the Solicitation and in addition to (and not in limitation of) the Company's rights to extend and/or amend the Offer and the Solicitation, the Company shall not be required to accept for payment, purchase or pay for, and may delay the acceptance for payment of, or payment for, any tendered Notes, in each case subject to Rule 14e-1(c) under the Exchange Act, and may terminate the Offer and Solicitation with respect to the Notes, if any of the Refinancing Transactions Condition, the Supplemental Indenture Condition or the General Conditions with respect to the Notes shall not have been satisfied or waived by the Company.

         The "Refinancing Transactions Condition" shall mean, collectively, the Company's entry into the New Credit Facility on or prior to the Payment Date on terms and conditions satisfactory to the Company; Holdco's retirement of the Existing Holdco Notes on terms and conditions satisfactory to Holdco; Holdco's issuance of the Holdco Notes and the Holdco Preferred Stock on terms and conditions satisfactory to Holdco; and that the amounts borrowed by the Company under the New Credit Facility and by Holdco under the Holdco Notes, which themselves are subject to various conditions, are sufficient to purchase all of the Notes tendered in the Offer and to retire all of the Existing Holdco Notes.

         The "Supplemental Indenture Condition" shall mean receipt of the Requisite Consents with respect to the Proposed Amendments for the Notes and the execution of the Supplemental Indenture. The Company's obligation to make Consent Payments to each Holder who has validly consented to (and not revoked such Consents to) the Proposed Amendments on or prior to the Consent Date is conditioned upon its acceptance of all Notes validly tendered (and not withdrawn) by such Holder pursuant to the Offer.

         The "General Conditions" shall mean the following:

         (i) there shall not have been instituted, threatened or be pending any action, proceeding or investigation (and there shall not have been any material adverse development in any action or proceeding currently instituted, threatened or pending) before, and an order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall not have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by, any court, governmental, regulatory or administrative agency or instrumentality, or by any person, in connection with the New Credit Facility, the Holdco Notes, the Holdco Preferred Stock, the Offer, the Solicitation or the Proposed Amendments that, in the sole judgment of the Company, either (a) is, or is reasonably likely to be, materially adverse to the business, operations, properties, condition

               (financial or otherwise), assets, liabilities or prospects of the Company or its subsidiaries or (b) would or might prohibit, prevent, restrict or delay consummation of the Offer or the Solicitation;

         (ii) the Trustee shall not have objected in any respect to, or taken action that could, in the sole judgment of the Company, adversely affect the consummation of the Offer or the Solicitation or shall have taken any action that challenges the validity of effectiveness of the procedures used by the Company in the making of the Offer and the Solicitation or the acceptance of, or payment for, the Notes and the Consents;

         (iii) there shall not have occurred (a) any general suspension of, or limitation on prices for, trading in securities in the U.S. securities or financial markets, (b) any significant adverse change in the price of the Notes in the United States or other major securities or financial markets, (c) a material impairment in the trading market for debt securities, (d) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or other major securities or financial markets, (e) any limitation (whether or not mandatory) by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, or other event that, in the reasonable judgment of the Company, might affect the extension of credit by banks or other lending institutions, (f) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (g) in the case of any of the foregoing existing on the date hereof, a material acceleration or worsening thereof; or

         (iv) there shall not have occurred or be likely to occur any event affecting the Company's or its subsidiaries' business or financial affairs that, in the Company's sole judgment, would or might prohibit, prevent, restrict or delay consummation of the Offer or the Solicitation.

         The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company, in its sole discretion, regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company as to the Offer and the Solicitation, in whole or in part, at any time and from time to time, in the sole discretion of the Company, whether any other condition of such Offer and Solicitation is also waived. For example, if at least a majority of the then outstanding aggregate principal amount of the Notes, but less than 662/3% of the then aggregate outstanding principal amount of the Notes, consent to the Proposed Amendments, the Company may waive the condition that it receive the Change of Control Requisite Consents. In such case, the Supplemental Indenture would contain the Majority Amendments but not the Change of Control Amendments. Similarly, if less than a majority of the then outstanding aggregate principal amount of the Notes consent to the Proposed Amendments, the Company may waive the condition requiring the receipt of both the Majority Requisite Consents and the Change of Control Requisite Consents and consummate the Offer. In such case, the Supplemental Indenture would not be executed and the Indenture would remain in effect in its current form, with respect to any untendered Notes. If the Company waives one or more of the conditions at any time at or after the Consent Date, the Company will not be obligated to extend withdrawal rights, except as required by law. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

         Notwithstanding any other provisions of the Offer and the Solicitation, the Company has the right, in its sole discretion, to terminate the Offer or the Solicitation, at any time. In such event, the Company will provide notice by public announcement.

9.       Certain U.S. Federal Income Tax Consequences.

         The following discussion is a summary of certain U.S. federal income tax considerations relevant to the Offer. The summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service ("IRS") and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under the U.S. federal income tax laws (such as financial institutions, broker dealers, insurance companies, U.S. expatriates and tax-exempt organizations) or to persons who hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, except to the extent specifically discussed below, the discussion does not apply to "non-U.S. Holders" (as defined below). This summary deals only with persons who hold the Notes as capital assets under the Code (generally, property held for investment). No opinion of counsel or IRS ruling has been or will be sought regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR U.S. INCOME FEDERAL TAX CONSEQUENCES TO THEM OF THE OFFER, AS WELL AS THE EFFECTS OF STATE, LOCAL AND FOREIGN TAX LAWS.

         For purposes of this summary, a "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, a citizen or resident of the U.S., a corporation created or organized in the U.S. or under the laws of the U.S. or any political subdivision thereof, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust (i) if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect to be treated as a U.S. person. A "non-U.S. Holder" means any beneficial owner that is not a "U.S. Holder."

         If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a Holder of a Note, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.

Tendering U.S. Holders

         Tenders of Notes Pursuant to the Offer. In general, a U.S. Holder who receives cash in exchange for Notes pursuant to the Offer will recognize gain or loss for U.S. federal income tax purposes equal to the difference between (i) the amount of cash received in exchange for such Notes, including the Consent Payment, if received (subject to the discussion below under the caption "--Tendering U.S. Holders--Consent Payment") and excluding cash attributable to accrued interest, which accrued interest will be taxable as ordinary income to the extent not previously reported as income, and (ii) such U.S. Holder's adjusted tax basis in such Notes at the time of the disposition.

         Generally, a U.S. Holder's adjusted tax basis for a Note will be equal to the cost of the Note to such U.S. Holder. If applicable, a U.S. Holder's tax basis in a Note also will be (i) increased by any market discount previously included in income by such U.S. Holder pursuant to an election to include market discount in gross income currently as it accrues, and (ii) reduced by any cash payments received on the Note other than payments of "qualified stated interest" and by any amortizable bond premium which the U.S. Holder has previously deducted.

         Subject to the market discount rules described below, any gain or loss so recognized generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has held the Notes for more than one year at the time of disposition. A reduced tax rate on long-term capital gain may apply to individual and other non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations.

         An exception to the capital gain treatment described above may apply to a U.S. Holder that purchased a Note at a "market discount." Subject to a statutory de minimis exception, market discount is the excess of the "adjusted issue price" of such Note over the U.S. Holder's tax basis in such Note immediately after its acquisition by such U.S. Holder. In general, unless the U.S. Holder has elected to include market discount in income currently as it accrues, any gain realized by a U.S. Holder on the sale or redemption of a Note having market discount in excess of the specified de minimis amount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the U.S. Holder, on a constant interest basis) while such Note was held by the U.S. Holder.

         Consent Payment. The federal income tax treatment of the receipt of a Consent Payment by a U.S. Holder whose Notes are purchased pursuant to the Offer is subject to uncertainty because there are no authorities that directly address the treatment of such payment. The Consent Payment may be treated as a separate fee that would be subject to tax as ordinary income. Alternatively, the Consent Payment may be treated as additional consideration for the Notes, in which case the Consent Payment would be treated as part of the amount paid to such U.S. Holder in respect of its tendered Notes, as provided in the discussion under the caption "--Tendering U.S. Holders--Tenders of Notes Pursuant to the Offer." U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax treatment of their receipt of a Consent Payment.

         Backup Withholding and Information Reporting. In general, backup withholding and information reporting will apply to all payments, including a Consent Payment, made to a U.S. Holder pursuant to the Offer. Federal income tax laws require that a U.S. Holder whose tendered Notes are accepted for purchase provide the withholding agent with such U.S. Holder's correct taxpayer identification number ("TIN"), which, in the case of a U.S. Holder who is an individual, is generally his or her social security number, and certain other information and certifications, or otherwise establish a basis for exemption from backup withholding. Exempt U.S. Holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A U.S. Holder who does not provide the withholding agent with its correct TIN may be subject to penalties imposed by the Internal Revenue Service (the "IRS"). If the withholding agent is not provided with the correct TIN or the required certifications and information, or an adequate basis for exemption, the U.S. Holder may be subject to a backup withholding tax imposed on the proceeds from the Offer at a current rate of 28%. If withholding results in an overpayment of taxes, the U.S. Holder generally may obtain a refund or credit if the required information is timely provided to the IRS.

Tendering Non-U.S. Holders

         Tenders of Notes Pursuant to the Offer. Subject to the discussion below with respect to accrued interest, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized upon the receipt of cash in exchange for Notes pursuant to the Offer, unless (i) the Non-U.S. Holder is an individual present in the U.S. for 183 days or more in the taxable year of disposition and certain other conditions are satisfied or (ii) such gain is effectively connected with such Non-U.S. Holder's conduct of a trade or business within the U.S. (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the U.S.). If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder's capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of the Notes. If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such gain at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

         Accrued Interest. Payments to a Non-U.S. Holder that are attributable to accrued interest generally will not be subject to U.S. federal income or withholding tax, provided that the withholding agent has received or receives, prior to payment, appropriate documentation (generally IRS Form W-8BEN or successor form) establishing that the Non-U.S. Holder is not a U.S. person, unless:

         (i) the Non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of stock of the Company that are entitled to vote,

         (ii) the Non-U.S. Holder is a "controlled foreign corporation" that is a "related person" with respect to the Company (each, within the meaning of the Code), or

         (iii) such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the U.S. (and if an income tax treaty applies, such payments are attributable to a permanent establishment maintained by such Non-U.S. Holder in the U.S.) (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, unless otherwise provided in an applicable income tax treaty, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such payment at a rate of 30% (or at a reduced rate under an applicable income tax treaty)).

         A Non-U.S. Holder that does not qualify for exemption from withholding tax under this paragraph generally will be subject to withholding of U.S. federal income tax at a 30% rate (or at a reduced rate under an applicable income tax treaty) on payments that are attributable to accrued interest, unless otherwise exempt under an applicable income tax treaty. For purposes of providing a properly executed IRS Form W-8ECI or IRS Form W-8BEN (or, in each case, a successor form), special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers' securities in the ordinary course of their trade or business.

         Treaty Benefits. To claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8BEN (or successor form) prior to the payment.

         Consent Payment. As described above under the caption "--Tendering Non-U.S. Holders--Tenders of Notes Pursuant to the Offer," the U.S. federal income tax treatment of the Consent Payment is unclear. Accordingly, the Company intends to withhold U.S. federal income tax from the Consent Payment paid to a Non-U.S. Holder at rate of 30% unless (1) the beneficial owner of the Notes provides the Company or its paying agent, as the case may be, with a properly executed IRS Form W-8ECI stating that the receipt of the Consent Payment is effectively connected with such Non-U.S. Holder's conduct of trade or business in the U.S., or (2) a tax treaty between the U.S. and the country of residence of the Non-U.S. Holder eliminates or reduces the withholding on other income and such Non-U.S. Holder provides a properly executed IRS Form W-8BEN. Alternative documentation may be applicable in certain situations. Non-U.S. Holders may be eligible for a refund of any amounts withheld. Non-U.S. Holders are urged to consult their own tax advisers regarding the U.S. federal income tax treatment of their receipt of a Consent Payment.

         Backup Withholding and Information Reporting. Subject to the discussion below, in general, information reporting and backup withholding will not apply to payments, including the Consent Payments (if treated as additional consideration received in exchange for the Notes), made to a Non-U.S. Holder pursuant to the Offer if, among other conditions, such Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our withholding agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. A Non-U.S. Holder generally may establish such an exemption by providing a properly executed IRS Form W-8BEN or W-8ECI (or successor form) to the withholding agent.

         Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability if the Non-U.S. Holder timely follows the required procedures.

         In addition to the foregoing, the amount of interest paid on or with respect to the Notes held by each Non-U.S. Holder during each calendar year and the amount of tax, if any, withheld from such payments must be reported to such Non-U.S. Holder and the IRS. Copies of the information returns reporting such amounts and withholding also may be made available by the IRS to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provision of an applicable income tax treaty or other agreement.

Non-Tendering Holders

         Under the Treasury Regulations promulgated pursuant to Section 1001 of the Code, a "significant modification" of a debt instrument results in a deemed exchange of the debt instrument for a new debt instrument upon which gain or loss may be recognized even if no actual exchange of the debt instrument occurs. A modification of a debt instrument will not be treated as a "significant modification" and, as a result, will not be treated as a deemed exchange unless, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the degree to which legal rights or obligations are altered is "economically significant." The applicable Treasury Regulations provide that the addition, deletion or alteration of customary accounting or financial covenants relating to a debt instrument does not result in a significant modification of a debt instrument. However, it is not clear whether all of the Proposed Amendments may be considered customary accounting or financial covenants. The applicable Treasury Regulations do not specifically address whether the Proposed Amendments constitute a significant modification. The

Company intends to treat the Proposed Amendments as not being economically significant. The Treasury Regulations also provide that a modification that releases the collateral for, or guarantee on, a recourse debt instrument is a significant modification if it results in a "change in payment expectations." A change in payment expectations occurs if, among other things, there is a substantial impairment of the obligor's capacity to meet the payment obligations under a debt instrument and that capacity was adequate prior to the modification and is primarily speculative after the modification. The Company intends to take the position that none of the Proposed Amendments would result in a change in payment expectations.

         Accordingly, while the matter is unclear, the Company intends to treat the adoption of the Proposed Amendments as not causing a significant modification of the Notes under the Treasury Regulations. If such position is respected for federal income tax purposes, the Proposed Amendments, if adopted, should have no U.S. federal income tax consequences to non-tendering holders.

         There can be no assuarance that the IRS will not challenge this position. If the IRS were to assert successfully that the adoption of the Proposed Amendments resulted in a deemed exchange of the Notes for new notes, the Company would take the position that both the Notes and the new notes are "securities" for U.S. federal income tax purposes and that the deemed exchange should be treated as a tax-free recapitalization, in which case a Holder would recognize no gain or loss. If the Notes or the new notes were not treated as securities for U.S. federal income tax purposes, the deemed exchange of Notes for new notes would be treated as a taxable event. Even if such deemed exchange were treated as a taxable event, a Non-U.S. Holder will not be subject to U.S. federal income taxation on gain or accrued interest deemed received in such exchange, unless the exceptions discussed under the heading "Tendering Non-U.S. Holders" apply.

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE INTERPRETED AS, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER.

10. The Dealer Managers, the Solicitation Agents, the Information Agent and the Depositary.

         Credit Suisse First Boston LLC and UBS Securities LLC have been engaged to act as Dealer Managers and Solicitation Agents in connection with the Offer and the Solicitation. In such capacity, the Dealer Managers and Solicitation Agents may contact Holders regarding the Offer and the Solicitation and may request brokers, dealers, commercial banks, trust companies and other nominees to forward this Statement and related materials to beneficial owners of Notes.

         The Company has agreed to indemnify the Dealer Managers and Solicitation Agents against certain liabilities, including certain liabilities under the federal securities laws.

         The Dealer Managers and Solicitation Agents and their respective affiliates have provided and will continue to provide investment banking and commercial banking services to the Company and its affiliates, including serving as exclusive joint book runners, joint lead arrangers and co-syndication agents for the New Credit Facility.

         At any given time, the Dealer Managers and Solicitation Agents may trade the Notes for their own accounts or for the accounts of customers and, accordingly, may hold a long or short position in the Notes.

         Any Holder that has questions concerning the terms of the Offer or the Solicitation may contact the Dealer Managers and Solicitation Agents at the address and telephone numbers set forth on the back cover of this Statement.

         MacKenzie Partners Inc. has been appointed the Information Agent (the "Information Agent") for the Offer and the Solicitation. Questions and requests for assistance or additional copies of this Statement or the Consent and Letter of Transmittal may be directed to the Information Agent at the address and telephone numbers set forth on the back cover of this Statement. Holders may also contact the Dealer Managers and Solicitation Agents at the address and telephone numbers set forth on the back cover of this Statement or their broker, dealer, commercial bank or trust company for assistance concerning the Offer and the Solicitation.

         The Bank of New York has been appointed as Depositary for the Offer and the Solicitation. Consents and Letters of Transmittal and all correspondence in connection with the Offer and Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the address and telephone number set forth on the back cover of this Statement. Any Holder or beneficial owner that has questions concerning the procedures for tendering Notes or whose Notes have been mutilated, lost, stolen or destroyed should contact the Depositary at the following address: The Bank of New York, Corporate Trust Operations, Reorganization Unit, 101 Barclay Street 7E, New York, NY 10286, Attention: Mr. David Mauer or by telephone at (212) 815-3687.

11.      Fees and Expenses.

         The Company will pay the Dealer Managers and Solicitation Agents, the Depositary and the Information Agent reasonable and customary fees for their respective services and will reimburse them for their respective reasonable out-of-pocket expenses in connection therewith. The Company will pay brokerage firms and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Statement and related materials to the beneficial owners of the Notes.

12.      Source and Amount of Funds.

         If all Holders tender by the Consent Date, the total amount of funds required by the Company to pay the Tender Offer Consideration and the Consent Payments on the Payment Date, as well as other costs and expenses related to the Offer and the Solicitation, is estimated to be approximately $182 million. The Company expects to fund this amount with a portion of the proceeds from the Refinancing Transactions. We cannot assure you that all of the required funds will be available or received by the Company upon satisfactory terms. Consummation of the Offer and the Solicitation is conditioned on, among other things, the satisfaction of the closing conditions of the Refinancing Transactions. See Item 8, "Conditions to the Offer and Solicitation."

13.      Miscellaneous.

         The Offer and the Solicitation are being made to all Holders of the Notes. The Company is not aware of any jurisdiction in which the making of the Offer or the Solicitation is not in compliance with applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer or the Solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer or the Solicitation will not be made to (nor will tenders of Notes and Consents be accepted from or on behalf of) the owners of Notes residing in such jurisdiction.

         No person has been authorized to give any information or make any representation on behalf of the Company not contained in this Statement or in the Consent and Letter of Transmittal and, if given or made, such information or representation must not be relied upon as having been authorized.

                                    EXHIBIT A

                           Text of Existing Indenture
                         affected by Proposed Amendments

         This Appendix A shows the major substantive changes which will be made to the Indenture upon the effectiveness of the Proposed Amendments. The Company expressly reserves the right to make additional amendments to the Indenture and the Notes provided that such additional changes do not affect the interests of the Holders in any material respect and are made pursuant to the terms of the Indenture.

         Capitalized terms used in this Appendix A without definition have the meanings set forth in the Indenture. Holders may request copies of the Indenture and/or the form of the Supplemental Indenture from the Information Agent.

         Text of covenants to be eliminated by the Majority Amendments.

         Pursuant to those Proposed Amendments which are Majority Amendments, the following sections of the Indenture, together with references to those sections and definitions used in those sections, will be deleted in their entirety. The Majority Amendments require the consent of the Holders of at least a majority of the then aggregate outstanding principal amount of Notes held by any person other than the Company and its affiliates.

         SECTION 4.03 REPORTS

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to all Holders, the Trustee and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file with the SEC (i) all quarterly and annual financial statements substantially equivalent to financial statements that would have been required to be included in reports filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent public accountants and
(ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, at any time after the effectiveness of a registration statement with respect to the Exchange Offer, the Company shall file a copy of all such information with the SEC for public availability (unless the SEC will not accept such a filing) and shall promptly make such information available to all securities analysts and prospective investors upon request.

         (b) For so long as any Transfer Restricted Securities remain outstanding, the Company and the Guarantors shall furnish to all Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

         SECTION 4.04 COMPLIANCE CERTIFICATE

         (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every section contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) hereof shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) The Company shall, so long as any of the Notes are outstanding, deliver to a Responsible Officer of the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

         SECTION 4.08 LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

         The Company shall not, and shall not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless:

         (a)(i) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of this Indenture or any other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or to the repurchase of the Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment or (ii) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of the Company and/or any Restricted Subsidiary that ranks pari passu with the Notes and/or the Guarantees or to permanently reduce the amount of such Indebtedness (provided that in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount).

         (b) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or assets usable by the Company or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; provided, that if the Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Fair Market Value thereof shall be determined by a Third Party Evaluator; and provided, further, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b): (i) any Indebtedness (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received),

         (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale, and

         (d) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

         An acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes or any other Indebtedness properly tendered (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). Payment for any Notes so purchased shall be made in the same manner as interest payments are made.

         If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

         (a) that the Asset Sale Offer is being made pursuant to this Section
4.08 and the length of time the Asset Sale Offer shall remain open;

         (b) the Asset Sale Offer Amount, the Asset Sale Offer Price and the Asset Sale Purchase Date;

         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may only elect to have all of such Note purchased and may not elect to have only a portion of such Note purchased;

         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a paying agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the paying agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Asset Sale Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and shall promptly deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.08. The Company, the depository or the paying agent, as the case may be, shall promptly (but in any case not later than five days after the Change of Control Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Change of Control Purchase Date.

         To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture, and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required; however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Notes are not purchased pursuant thereto.

         The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Asset Sale Offer the aggregate principal amount of Notes purchased by the Company in open-market transactions (i.e., excluding Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of this Indenture) within the previous 270 days immediately preceding the close of the Asset Sale Offer Period and delivered to the Trustee for cancellation.

         Notwithstanding the foregoing provisions of the prior paragraphs:

         (a) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory, other personal property and services in the ordinary course of business;

         (b) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with Sections 4.09 and 5.01;

         (c) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

         (d) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Restricted Subsidiaries;

         (e) the Company and its Restricted Subsidiaries may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

         (f) the Company and its Restricted Subsidiaries may grant Liens not prohibited by the Indenture;

         (g) the Company and its Restricted Subsidiaries may engage in any transaction or series of related transactions that would otherwise be an Asset Sale where the Determined Fair Market Value of the assets, sold, leased, conveyed or otherwise disposed of was less than $500,000; and

         (h) the Company and its Restricted Subsidiaries may sell or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof.

         In addition to the foregoing, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Restricted Subsidiary.

         Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this section, compliance by the Company or any of its subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such section.

         SECTION 4.09 LIMITATION ON RESTRICTED PAYMENTS

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.10 hereof, (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period), commencing January 1, 1998, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (ii) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Equity Interests (other than (A) to a Subsidiary of the Company and (B) to the extent applied in connection with a Qualified Exchange), after the Issue Date, plus (iii) 100% of the aggregate amount of cash and the Determined Fair Market Value of property other than cash contributed to the capital of the Company following the Issue Date, plus (iv) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Equity Interests of the Company (less the amount of any cash or other property (other than such Qualified Equity Interest) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash, or otherwise liquidated or repaid for cash, the amount of the cash return of capital with respect to such Restricted Investment (less any taxes and transaction costs associated with such sale or liquidation), plus (vi) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Company or a

Restricted Subsidiary, the Determined Fair Market Value of the Investment of the Company or a Restricted Subsidiary, as the case may be, in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

         The provisions of the immediately preceding paragraph will not prohibit
(a) a Qualified Exchange or (b) the payment of any dividend on Qualified Equity Interests within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. In addition, clauses (b) and (c) of the immediately preceding paragraph will not prohibit (a) repurchases of Equity Interests of Holdings or the Company (or the payment of dividends to Holdings to be applied to such repurchases) from officers or employees of Holdings or its Subsidiaries upon death, disability or termination of employment in an aggregate amount with respect to all officers and employees not to exceed $250,000 per year or $2.0 million in the aggregate on and after the Issue Date, and repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (b) dividends or other Restricted Payments to Holdings, which do not in the aggregate exceed (i) the actual amount used by Holdings to pay legal fees and expenses, audit expenses, SEC filing fees, corporate franchise or similar taxes plus (ii) the actual amount used by Holdings to pay directors' fees, employee costs and miscellaneous administrative expenses, provided that the aggregate amount expended in any calendar year for the purposes set forth in this subclause (ii) shall not exceed $250,000, plus (iii) payments to Holdings to permit Holdings to pay federal, state, local or foreign tax liabilities, not to exceed with respect to any calendar year the amount of all such tax liabilities that would otherwise by payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns for such calendar year, but only to the extent that Holdings has an obligation to pay such tax liabilities relating to the assets, operations or capital of the Company and its Subsidiaries, provided, however, that (x) in determining the amount of any such tax payment that is permitted to be paid by the Company and its Subsidiaries in respect of their federal income tax liability, such payment shall be determined on the basis of assuming that the Company is the parent company of an affiliated group filing a consolidated federal income tax return and that Holdings and each such Subsidiary is a member of such affiliated group and (y) any payments made pursuant to this subclause (iii) shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings' receipt of such payment or refunded to the payee; and provided, further, that the amount of all payments made pursuant to this clause (b) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (c) distributions not to exceed $100,000 in the aggregate to Holdings to make payments of Liquidated Damages to the Holders of Holdings Discount Notes as may be required under the registration rights agreement relating to the Holdings Discount Notes, (d) the purchase or redemption of any Indebtedness from the Net Cash Proceeds of any Asset Sale to the extent permitted by Section 4.08 of this Indenture; (e) the purchase or redemption of any Subordinated Indebtedness following a Change of Control pursuant to provisions of such Subordinated Indebtedness substantially similar to those described under Section 4.07 after the Company shall have complied with the provisions under such Section, including the payment of the applicable Change of Control Purchase Price, (f) the payment by the Company or any Restricted Subsidiary of monitoring fees paid to WP Management Partners, LLC or an Affiliate not in excess of $1.0 million in respect of any year, whether or not actually paid in such year or deferred and paid in any subsequent year; provided that the obligation to pay any such fees shall be subordinated to the Notes, (g) payments by the Company or any of its Restricted Subsidiaries to Wasserstein Perella & Co. or an Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith, and (h) Investments in Unrestricted

Subsidiaries, partnerships or joint ventures involving the Company or any of its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause
(h), less any return of capital realized or any repayment of principal received on such Investments, or any release or other cancellation of any guarantee constituting such Investment, which has not at such time been reinvested in Investments made pursuant to this clause (h), does not exceed $5.0 million, provided, that the aggregate amount of all such Investments in Unrestricted Subsidiaries shall not exceed $5.0 million at any one time outstanding. The full amount of any Restricted Payment made pursuant to clauses (a), (d), (e) and (h) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

         For purposes of this Section, the amount of any Restricted Payment, if other than in cash, shall be the Determined Fair Market Value thereof; provided, that in the case of a Restricted Payment consisting of a Restricted Investment arising as the result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the amount of the Investment in such Unrestricted Subsidiary resulting therefrom shall, if greater than $5.0 million, be determined by the opinion of a Third-Party Evaluator. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculation required by this Section 4.09 were computed, which calculations may be based upon the Company's latest available financial statements.

         SECTION 4.10 LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

         Except as set forth in this Section, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Company and its Restricted Subsidiaries (excluding any Indebtedness owed to a Restricted Subsidiary by any other Restricted Subsidiary or the Company and any Indebtedness owed to the Company by any Restricted Subsidiary) to the Company's Consolidated EBITDA (determined on a pro forma basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than (i) 6.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 6.0 to 1 if the Indebtedness is incurred on or after December 15, 1999, and (b) no Default or Event of Default shall have occurred and be continuing at the time of the incurrences of such Indebtedness (the "Incurrence Date") or as a consequence of the incurrence of such Indebtedness.

         In determining the ratio of total Indebtedness to Consolidated EBITDA for purposes of the immediately preceding sentence, (a) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a pro forma basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or any Restricted Subsidiary (together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by the Company or any Restricted Subsidiary in connection with acquisitions consummated by the Company or any Restricted Subsidiary during such four-quarter period) and the inclusion in the Company's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets and any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Issue Date (together with the Consolidated EBITDA of, and pro forma expense and cost reductions relating to, any other Person, business, property or assets acquired or disposed of by the Company or any Restricted Subsidiary during such four-quarter period) and
(b) if since the end of such four-quarter period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Indebtedness as of the end of such four-quarter period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the beginning of such four-quarter period.

         Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

         SECTION 4.11 LIMITATION ON LIENS SECURING INDEBTEDNESS

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets, now owned or acquired on or after the date of this Indenture, or upon any income or profits therefrom unless the Company provides, and causes its Restricted Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, provided that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be expressly subordinate and junior to the Lien securing the Notes.

         SECTION 4.12 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES

         The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Restricted Subsidiary, except (a) restrictions imposed by the Notes or this Indenture, (b) restrictions imposed by other Indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking pari passu with the Notes or the Guarantees, as applicable, provided such restrictions are no more restrictive than those imposed by this Indenture and the Notes, (c) restrictions imposed by applicable law, (d) existing restrictions under Indebtedness outstanding on the Issue Date, (e) restrictions pursuant to a Credit Agreement or any amendment thereto, or any Refinancing Indebtedness in respect thereof (provided any restrictions or requirements of any such amendment or Refinancing Indebtedness are no more restrictive than those imposed by such Credit Agreement as of the first date after the Issue Date that such Credit Agreement is in place), (f) restrictions under any Acquired Indebtedness not incurred in violation of this Indenture or any agreement relating to any Person, property, asset, or business acquired by the Company or any Restricted Subsidiary, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, property, asset or business other than the Person, property, asset or business acquired, (g) restrictions solely with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, provided such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, (h) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph (f) of the definition of "Permitted Indebtedness" provided such restrictions relate only to the transfer of the property acquired with the proceeds or otherwise secured by such Purchase Money Indebtedness, and (i) in connection with and pursuant to permitted Refinancings, replacements or restrictions imposed pursuant to clauses (a), (b), (d), (e), (f) or (h) of this
Section 4.12 that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of this Indenture on assets securing indebtedness under a Credit Agreement or Purchase Money Indebtedness incurred in accordance with Section
4.10 hereof shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

         SECTION 4.13 LIMITATION ON TRANSACTIONS WITH AFFILIATES

         The Company shall not and shall not permit any of its Restricted Subsidiaries on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, (b) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a resolution of the Board of Directors and (c) if involving consideration to either party in excess of $5.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from a Third Party Evaluator.

         SECTION 4.14 FUTURE GUARANTORS

         All Subsidiaries of the Company (other than Unrestricted Subsidiaries) substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States shall be Guarantors. In addition, the Company will not, and will not permit any Restricted Subsidiary to, make any Investment in any Subsidiary that is not a Guarantor, unless either (i) such Investment is permitted by Section 4.09 or
(ii) such Subsidiary executes a Subsidiary Guarantee substantially in the form of Exhibit J hereto and delivers an opinion of counsel in accordance with the provisions of this Indenture. Notwithstanding anything herein or in this Indenture to the contrary, if any Subsidiary of this Company that is not a Guarantor guarantees any other Indebtedness of the Company or any Subsidiary of the Company that is a Guarantor, or the Company or a Subsidiary of the Company pledges more than 65% of the capital stock of such Subsidiary to a United States lender, then such Subsidiary must become a Guarantor.

         SECTION 4.15 LIMITATION ON LINES OF BUSINESS

         Neither the Company nor any Restricted Subsidiary shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

         SECTION 4.17 LIMITATION ON STATUS AS INVESTMENT COMPANY

         The Company and its Subsidiaries shall not take any action or conduct their business and operations in such a way as would cause them to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or would otherwise cause them to become subject to regulation under the Investment Company Act.

         SECTION 4.18 DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

         The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, provided, that (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of Section 4.10 hereof and (c) the amount of the Investment in such Unrestricted Subsidiary (as determined pursuant to the definition of "Investment" above) is permitted to be made under Section 4.09 hereof. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted nor incurred as of such date under Section 4.10 hereof, the Company shall be in default of such Section 4.10). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under Section 4.10 hereof and (b) no Default or Event of Default would be in existence following such designation.

         ARTICLE X SUBSIDIARY GUARANTEES

         SECTION 10.01 SUBSIDIARY GUARANTEES

         Subject to the provisions of this Article X, each Guarantor, jointly and severally, hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) the principal of, and premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on overdue principal, and premium, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) will be promptly paid in full or performed, all in accordance with the terms hereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or to cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of each Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives and relinquishes: (a) any right to require the Trustee, the Holders or the Company (each, a "Benefitted Party") to proceed against the Company or any other Person or to proceed against or exhaust any security held by a Benefitted Party at any time or to pursue any other remedy in any secured party's power before proceeding against the Guarantors; (b) any defense that may arise by reason of the incapacity, lack of authority, death or disability of any other Person or Persons or the failure of a Benefitted Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of any other Person or Persons; (c) demand, protest and notice of any kind (except as expressly required by this Indenture), including but not limited to notice of the existence, creation or incurring of any new or additional Indebtedness or obligation or of any action or non-action on the part of the Guarantors, the Company any Benefitted Party, any creditor of the Guarantors, the Company or on the part of any other Person whomsoever in connection with any obligations the performance of which are hereby guaranteed;
(d) any defense based upon an election of remedies by a Benefitted Party, including but not limited to an election to proceed against the Guarantors for reimbursement; (e) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (f) any defense arising because of a Benefitted Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Code; and (g) any defense based on any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code. The Guarantors hereby covenant that the Subsidiary Guarantees will not be discharged except by payment in full of all principal, premium, if any, and interest on the Notes and all other costs provided for under this Indenture, or as provided in
Section 8.01.

         If any Holder or the Trustee is required by any court or otherwise to return to either the Company or the Guarantors, or any trustee or similar official acting in relation to either the Company or the Guarantors, any amount paid by the Company or the Guarantors to the Trustee or such Holder, the Subsidiary Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of the Guarantors agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes hereof, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of the Subsidiary Guarantees.

         SECTION 10.02 EXECUTION AND DELIVERY OF SUBSIDIARY GUARANTEES

         To evidence the Subsidiary Guarantees set forth in Section 10.01 hereof, each of the Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included in Exhibit J hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of each of the Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents each of the Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

         Each of the Guarantors agree that the Subsidiary Guarantees set forth in this Article X will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

         If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary Guarantees shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Guarantors.

         SECTION 10.03 GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS

         (a) Nothing contained in this Indenture or in the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent the transfer of all or substantially all of the assets of a Guarantor to the Company or another Guarantor. Upon any such consolidation, merger, transfer or sale, the Subsidiary Guarantee of such Guarantor shall no longer have any force or effect.

         (b) Except as set forth in Article IV, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a corporation or corporations other than the Company or another Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which such a Guarantor or its successor or successors shall be a party or parties, or shall prevent the transfer of all or substantially all of the assets of such a Guarantor, to a corporation other than the Company or another Guarantor (whether or not affiliated with such Guarantor) authorized to acquire and operate the same; provided, however, that, except as provided in Section 10.04 hereof, each such Guarantor hereby covenants and agrees that, upon any such consolidation, merger or transfer, the Subsidiary Guarantee endorsed on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by a supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which such Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         (c) The Trustee, subject to the provisions of Section 10.04 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 10.03. Such certificate and opinion shall comply with the provisions of Section 10.05.

         SECTION 10.04 RELEASE OF GUARANTORS

         Upon the occurrence of any of the following events:

         (a) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of all of the Capital Stock or other Equity Interests of a Guarantor or all of or substantially all of its assets, in either case, to an entity which is not a Guarantor (in compliance with the terms hereof);

         (b) the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with this Indenture (including, without limitation, the provisions of Section 4.08 hereof); or

         (c) the release of a Guarantor from its obligations under any Credit Agreement by the lenders thereunder;

then such Guarantor (or, if clause (a) of this paragraph applies, the corporation acquiring such property) shall be released from and relieved of its obligations under its Subsidiary Guarantee or Section 10.03 hereof as the case may be; provided that in the event of an Asset Sale, the Net Proceeds from such sale or other disposition are treated in accordance with the provisions of
Section 4.08 hereof; and provided further that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

         Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, and to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.08 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Guarantor from its obligations under its Subsidiary Guarantee. Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.

         SECTION 10.05 LIMITATION OF GUARANTOR'S LIABILITY

         Each Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under this Article X shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Section 10, result in the obligations of such Guarantor under the Subsidiary Guarantee of such Guarantor not constituting a fraudulent transfer or conveyance.

         SECTION 10.06 APPLICATION OF CERTAIN TERMS AND PROVISIONS TO THE GUARANTOR

         (a) For purposes of any provision of this Indenture which provides for the delivery by any Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Guarantor as if references therein to the Company were references to such Guarantor.

         (b) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Guarantor, shall be sufficient if evidenced as described in Section 10.02 as if references therein to the Company were references to such Guarantor.

         (c) Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes to or on any Guarantor may be given or served as described in Section
10.02 as if references therein to Company were references to such Guarantor.

         (d) Upon any demand, request or application by any Guarantor to the Trustee to take any action under this Indenture, such Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 10.04 hereof as if all references therein to the Company were references to such Guarantor.

         SECTION 10.07  ADDITIONAL GUARANTORS

         In the event that any Unrestricted Subsidiary of the Company shall be designated by the Board of Directors of the Company as a Restricted Subsidiary pursuant to Section 4.18, the Company shall cause such Restricted Subsidiary to deliver to the Trustee a supplemental Subsidiary Guarantee, in substantially the form of Exhibit F hereto, pursuant to which such Restricted Subsidiary (the "Additional Guarantor") shall jointly and severally with each of the existing Guarantors guarantee the Company's obligations under this Indenture and the Notes (the "Additional Guarantee").

         TEXT OF COVENANTS TO BE MODIFIED BY THE MAJORITY AMENDMENTS.

         Pursuant to the Proposed Amendments which are Majority Amendments, the following sections of the Indenture will be modified to eliminate the text marked as deleted below.

         SECTION 5.01 MERGER, SALE OR CONSOLIDATION

         The Company will not in a single transaction or series of related transactions consolidate with or merge with or into (whether or not the Company is the surviving corporation) another person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), to another Person or group of Affiliated Persons or adopt a plan of liquidation, unless (a) either (i) the Company is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and this Indenture [DELETED TEXT: ; (b) NO DEFAULT OR EVENT OF DEFAULT SHALL EXIST OR SHALL OCCUR IMMEDIATELY AFTER GIVING EFFECT ON A PRO FORMA BASIS TO SUCH TRANSACTION; (c) IMMEDIATELY AFTER GIVING EFFECT TO SUCH TRANSACTION ON A PRO FORMA BASIS, THE CONSOLIDATED

NET WORTH OF THE CONSOLIDATED SURVIVING OR TRANSFEREE ENTITY OR, IN THE CASE OF A PLAN OF LIQUIDATION, THE ENTITY WHICH RECEIVES THE GREATEST VALUE FROM SUCH PLAN OF LIQUIDATION, IS AT LEAST EQUAL TO THE CONSOLIDATED NET WORTH OF THE COMPANY IMMEDIATELY PRIOR TO SUCH TRANSACTION; AND (d) UNLESS SUCH TRANSACTION IS SOLELY THE MERGER OF THE COMPANY AND ONE OF ITS PREVIOUSLY EXISTING WHOLLY OWNED RESTRICTED SUBSIDIARIES WHICH IS ALSO A GUARANTOR AND WHICH TRANSACTION IS NOT IN CONNECTION WITH ANY OTHER TRANSACTION IMMEDIATELY AFTER GIVING EFFECT TO SUCH TRANSACTION ON A PRO FORMA BASIS, THE CONSOLIDATED RESULTING, SURVIVING OR TRANSFEREE ENTITY OR, IN THE CASE OF A PLAN OF LIQUIDATION, THE ENTITY WHICH RECEIVES THE GREATEST VALUE FROM SUCH PLAN OF LIQUIDATION, WOULD IMMEDIATELY THEREAFTER BE PERMITTED TO INCUR AT LEAST $1.00 OF ADDITIONAL INDEBTEDNESS PURSUANT TO CLAUSE (a) OF THE FIRST PARAGRAPH OF SECTION 4.10 HEREOF].

         SECTION 6.01 EVENTS OF DEFAULT

         An "Event of Default" means:

         (1) failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

         (2) failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise [DELETED TEXT: , INCLUDING, WITHOUT LIMITATION, PAYMENT OF THE CHANGE OF CONTROL PURCHASE PRICE OR THE ASSET SALE OFFER PRICE, OR OTHERWISE];

         (3) the failure by either of the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or this Indenture and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding specifying the default and demanding that same be remedied;

[DELETED TEXT:
         (4) THE COMPANY OR ANY OF ITS SIGNIFICANT SUBSIDIARIES PURSUANT TO OR WITHIN THE MEANING OF ANY BANKRUPTCY LAW: COMMENCES A VOLUNTARY CASE; CONSENTS TO THE ENTRY OF AN ORDER FOR RELIEF AGAINST IT IN AN INVOLUNTARY CASE; CONSENTS TO THE APPOINTMENT OF A CUSTODIAN OF IT OR FOR ALL OR SUBSTANTIALLY ALL OF ITS PROPERTY; MAKES A GENERAL ASSIGNMENT FOR THE BENEFIT OF ITS CREDITORS; OR GENERALLY IS NOT PAYING ITS DEBTS AS THEY BECOME DUE; OR, A COURT OF COMPETENT JURISDICTION ENTERS AN ORDER OR DECREE UNDER ANY BANKRUPTCY LAW THAT IS FOR RELIEF AGAINST THE COMPANY OR ANY SIGNIFICANT SUBSIDIARY IN AN INVOLUNTARY CASE, APPOINTS A CUSTODIAN OF THE COMPANY OR ANY SIGNIFICANT SUBSIDIARY OR FOR ALL OR SUBSTANTIALLY ALL OF THE PROPERTY OF THE COMPANY OR ANY SIGNIFICANT SUBSIDIARY, OR ORDERS THE LIQUIDATION OF THE COMPANY OR ANY SIGNIFICANT SUBSIDIARY AND THE ORDER OR DECREE REMAINS UNSTAYED AND IN EFFECT FOR 60 CONSECUTIVE DAYS;

         (5) A DEFAULT IN INDEBTEDNESS OF THE COMPANY OR ANY OF ITS RESTRICTED SUBSIDIARIES WITH AN AGGREGATE PRINCIPAL AMOUNT IN EXCESS OF $5.0 MILLION (I) RESULTING FROM THE FAILURE TO PAY PRINCIPAL AT FINAL MATURITY OR (II) AS A RESULT OF WHICH THE MATURITY OF SUCH INDEBTEDNESS HAS BEEN ACCELERATED PRIOR TO ITS STATED MATURITY; AND

         (6) FINAL UNSATISFIED JUDGMENTS NOT COVERED BY INSURANCE AGGREGATING IN EXCESS OF $5.0 MILLION, AT ANY ONE TIME RENDERED AGAINST THE COMPANY OR ANY OF ITS SIGNIFICANT SUBSIDIARIES AND NOT STAYED, BONDED OR DISCHARGED WITHIN 60 DAYS].

         SECTION 8.04 CONDITIONS TO LEGAL OR COVENANT DEFEASANCE

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

[DELETED TEXT:
         (b) IN THE CASE OF AN ELECTION UNDER SECTION 8.02 HEREOF, THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE AN OPINION OF COUNSEL IN THE UNITED STATES REASONABLY ACCEPTABLE TO THE TRUSTEE CONFIRMING THAT (A) THE COMPANY HAS RECEIVED FROM, OR THERE HAS BEEN PUBLISHED BY, THE INTERNAL REVENUE SERVICE A RULING OR (B) SINCE THE DATE OF THIS INDENTURE, THERE HAS BEEN A CHANGE IN THE APPLICABLE FEDERAL INCOME TAX LAW, IN EITHER CASE TO THE EFFECT THAT, AND BASED THEREON SUCH OPINION OF COUNSEL SHALL CONFIRM THAT, THE HOLDERS OF THE OUTSTANDING NOTES WILL NOT RECOGNIZE INCOME, GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES AS A RESULT OF SUCH LEGAL DEFEASANCE AND WILL BE SUBJECT TO FEDERAL INCOME TAX ON THE SAME AMOUNTS, IN THE SAME MANNER AND AT THE SAME TIMES AS WOULD HAVE BEEN THE CASE IF SUCH LEGAL DEFEASANCE HAD NOT OCCURRED;

         (c) IN THE CASE OF AN ELECTION UNDER SECTION 8.03 HEREOF, THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE AN OPINION OF COUNSEL IN THE UNITED STATES REASONABLY ACCEPTABLE TO THE TRUSTEE CONFIRMING THAT THE HOLDERS OF THE OUTSTANDING NOTES WILL NOT RECOGNIZE INCOME, GAIN OR LOSS FOR FEDERAL INCOME TAX PURPOSES AS A RESULT OF SUCH COVENANT DEFEASANCE AND WILL BE SUBJECT TO FEDERAL INCOME TAX ON THE SAME AMOUNTS, IN THE SAME MANNER AND AT THE SAME TIMES AS WOULD HAVE BEEN THE CASE IF SUCH COVENANT DEFEASANCE HAD NOT OCCURRED;]

         (d) no Event of Default or Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article 8 concurrently with such incurrence);

         (e) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any other material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

[DELETED TEXT:
         (f) THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE AN OFFICERS' CERTIFICATE STATING THAT THE DEPOSIT WAS NOT MADE BY THE COMPANY WITH THE INTENT OF PREFERRING THE HOLDERS OVER ANY OTHER CREDITORS OF THE COMPANY OR WITH THE INTENT OF DEFEATING, HINDERING, DELAYING OR DEFRAUDING ANY OTHER CREDITORS OF THE COMPANY;

         (g) THE COMPANY SHALL HAVE DELIVERED TO THE TRUSTEE AN OPINION OF COUNSEL TO THE EFFECT THAT AFTER THE 91ST DAY FOLLOWING THE DEPOSIT, THE TRUST FUNDS WILL NOT BE SUBJECT TO THE EFFECT OF ANY APPLICABLE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAWS AFFECTING CREDITORS' RIGHTS GENERALLY; AND]

         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for, in the case of the Officer's Certificate, (a) through
(g) and, in the case of the Opinion of Counsel, clauses (a) (with respect to the validity and perfection of the security interest), (b), (c) and (e) of this paragraph relating to the Legal Defeasance or the Covenant Defeasance, as applicable, have been complied with.

         TEXT OF COVENANTS TO BE ELIMINATED BY THE CHANGE OF CONTROL AMENDMENTS.

         Pursuant to those Proposed Amendments which are Change of Control Amendments, the following section of the Indenture, together with references to those sections and definitions used in those sections, will be deleted in their entirety. The Change of Control Amendments require the consent of the Holders of at least 662/3% of the then aggregate outstanding principal amount of Notes held by any person other than the Company and its affiliates.

         SECTION 4.07 CHANGE OF CONTROL

         Upon the occurrence of a Change of Control, each Holder shall have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (provided, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control by mailing a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes pursuant to the procedures required by this Indenture. The Change of Control Offer shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer. The Company shall comply with the requirements of Regulation 14E under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any such securities laws or regulations conflict with the provisions of this paragraph, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

         On or before the Change of Control Purchase Date, the Company shall, to the extent lawful (a) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee shall promptly authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

         If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to Holders who tender the Notes pursuant to the Change of Control Offer.

         The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

         In order to tender, a Holder should send or deliver a properly completed and signed Consent and Letter of Transmittal, certificates for the Notes and any other required documents to the Depositary at one of its addresses set forth below or tender pursuant to DTC's Automated Tender Offer Program.

             The Depositary for the Offer and the Solicitation is:

                              THE BANK OF NEW YORK

            By Mail, Overnight Courier or in person (by hand only):
                              The Bank of New York
                           Corporate Trust Operations
                              Reorganization Unit
                          101 Barclay Street - 7 East
                               New York, NY 10286
                           Attention: Mr. David Mauer

                                 By Facsimile:
                        (for Eligible Institutions only)
                                 (212) 298-1915
                             Confirm by Telephone:
                                 (212) 815-3687

         Any questions or requests for assistance or additional copies of this Statement or the Consent and Letter of Transmittal may be directed to the Information Agent at the telephone numbers and address listed below. A Holder may also contact the Dealer Managers and Solicitation Agents at the telephone numbers and addresses listed below or such Holder's broker, dealer, commercial bank or trust company or nominee for assistance concerning the Offer and the Solicitation.

          The Information Agent for the Offer and the Solicitation is:

                                   MACKENZIE
                                PARTNERS, INC,
                            [LOGO GRAPHIC OMITTED]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                                       or
                          Call Toll-Free (800) 322-2885
                       Email: proxy@mackenziepartners.com

         The Dealer Managers for the Offer and the Solicitation Agents for the Solicitation are:


        CREDIT | FIRST                                       UBS
        SUISSE | BOSTON
    [LOGO GRAPHIC OMITTED]                          [LOGO GRAPHIC OMITTED]


        Eleven Madison Avenue                       677 Washington Blvd.
      New York, New York 10010                   Stamford, Connecticut 06901
    U.S. Toll Free (800) 820-1653            U.S. Toll Free (888) 722-9555 x4210
   Call Collect +1 (212) 538-0652               Call Collect +1 (203) 719-4210
            (U.S.)                                          (U.S.)
  Attn: Liability Management Group             Attn: Liability Management Group